Filed pursuant to Rule 433(d) - Registration No. 333-132109
Nomura Home Equity Loan, Inc.
Home Equity Loan Trust, Series 2007-1
Issuing Entity

Asset-Backed Certificates,
Series 2007-1

Group II Certificates
(ARMs)

$597,486,000 (+/- 10%)
(Approximate)

Free Writing Prospectus
January 17, 2007

Nomura Home Equity Loan, Inc.
Depositor Commission File Number: 333-132109

Recipients must read the information contained in the Information Statement on page 3. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your RBS Greenwich Capital account representative for another copy. This Free Writing Prospectus supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed free writing prospectus. Each Underwriter is acting as underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

NEHLI 2007-1	Free Writing Prospectus (Group II Certificates)	January 17, 2007

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus”), together with any accompanying information, may be based only on a statistical sample of Group II Mortgage Loans (defined below) (the “Group II Statistical Pool”) expected to be included in the trust along with other Group II Mortgage Loans on the Closing Date (defined below). In addition, certain Group II Mortgage Loans contained in the Group II Statistical Pool may be deleted from the pool of Group II Mortgage Loans delivered to the trust on the Closing Date (the “Group II Final Pool”). The Group II Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Group II Statistical Pool will be larger than the Group II Final Pool, and the aggregate principal balances of the Group II Mortgage Loans in the Group II Final Pool will be reduced from the Group II Statistical Pool as described in this Free Writing Prospectus. Although the Sponsor believes the information with respect to the Group II Statistical Pool will be representative of the Group II Final Pool (except with respect to aggregate principal balance of the Group II Mortgage Loans, as described above), the collateral characteristics of the Group II Final Pool may nonetheless vary from the collateral characteristics of the Group II Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

THE REPRESENTATIONS AND COVENANTS, CASHFLOWS AND STRUCTURE WITH RESPECT TO NOMURA HOME EQUITY LOAN TRUST SERIES 2007-1 WILL COMPLY IN ALL RESPECTS WITH FREDDIE MAC'S INVESTMENT REQUIREMENTS, AUGUST 2006 VERSION. THE TRANSACTION IS ANTICIPATED TO BE STRUCTURED AS A QSPE.

STRUCTURAL SUMMARY

All dollar amounts, percentages and other numerical information contained herein are subject to a permitted variance of plus or minus 10%.

Structure Overview(1)
Class	Initial Principal Balance ($)(2)	Coupon Type	Pricing Speed	WAL (years)(3)	Principal Window (months)(3)	Expected Rating (S&P/Moody's)(4)	Certificate Margin (%)(5)
II-1-A	$101,632,000.00	Floating(6)	30% CPR	2.39	1-78	AAA / Aaa	[ ]
II-2-A-1A	$205,416,000.00	Floating(6)	30% CPR			AAA / Aaa	[ ]
II-2-A-1B	$22,825,000.00	Floating(6)	30% CPR			AAA / Aaa	[ ]
II-2-A-2	$135,713,000.00	Floating(6)	30% CPR			AAA / Aaa	[ ]
II-2-A-3	$42,044,000.00	Floating(6)	30% CPR			AAA / Aaa	[ ]
II-2-A-4A	$45,435,000.00	Floating(6)	30% CPR			AAA / Aaa	[ ]
II-2-A-4B	$5,048,000.00	Floating(6)	30% CPR			AAA / Aaa	[ ]
II-M-1	$8,578,000.00	Floating(6)	30% CPR			AA+ / Aa1	[ ]
II-M-2	$7,771,000.00	Floating(6)	30% CPR			AA+ / Aa2	[ ]
II-M-3	$4,962,000.00	Floating(6)	30% CPR			AA / Aa3	[ ]
II-M-4	$4,128,000.00	Floating(6)	30% CPR			AA / A1	[ ]
II-M-5	$3,543,000.00	Floating(6)	30% CPR			A+ / A2	[ ]
II-M-6	$3,229,000.00	Floating(6)	30% CPR			A / A3	[ ]
II-M-7	$3,010,000.00	Floating(6)	30% CPR			A- / Baa1	[ ]
II-M-8	$4,152,000.00	Floating(6)	30% CPR			BBB+ / Baa3	[ ]

(1)	Calculations contained herein based on the Investor Settlement Date.

(2)	Approximate. Subject to a permitted variance of plus or minus 10%.

(3)	Run to the 10% optional termination at the Pricing Speed.

(4)	Final class sizes and ratings may vary and will be contingent on the Group II Final Pool, excess spread and other structural attributes.

(5)
Represents the Certificate Margin applicable to the related class on or prior to the first possible optional termination date. After the first optional termination date, the Certificate Margin applicable to each class of Group II Senior Certificates (as defined herein) will equal two times the Certificate Margin shown. After the first optional termination date, the Certificate Margin applicable to each class of Mezzanine Certificates (as defined herein) will equal the lesser of (a) two times the Certificate Margin shown or (b) 0.50% plus the Certificate Margin shown.

(6)
The pass-through rate for each of the Class II-1-A, Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A, Class II-2-A-4B, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates for each Distribution Date is a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin, (ii) the related Net Funds Cap, (iii) the Hard Cap Rate and (iv) the related Maximum Interest Rate (actual/360, zero-day delay).

TRANSACTION SUMMARY

Title of Series:	Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2007-1

Cut-off Date:	January 1, 2007

Closing Date:	On or about January 31, 2007

Investor Settlement Date:	On or about January 31, 2007

Depositor:	Nomura Home Equity Loan, Inc.

Underwriters:	Greenwich Capital Markets, Inc. and Bear Stearns & Co., Inc.

Sponsor:	Nomura Credit & Capital, Inc.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.

Originators:
The principal originator of the Group II Mortgage Loans is Silver State Financial Services, with respect to approximately 31.72% of the Group II Mortgage Loans. The remainder of the Group II Mortgage Loans was originated by various originators, none of which originated 10% or more of the Group II Mortgage Loans.

Servicer:
Initially, GMAC Mortgage Corporation (“GMACM”). The Sponsor will retain the right to appoint a successor servicer meeting parameters which will be more fully described in the final free writing prospectus.

Trustee and Supplemental
Interest Trust Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, N.A.

Credit Risk Manager:
Wells Fargo Bank, N.A., as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Group II Mortgage Loans serviced by the Servicer. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Swap Provider:	[TBD]. A swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates.

Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.

Distribution Date:	The 25th day of each calendar month beginning in February 2007, or if such day is not a business day, then the following business day.

Record Date:
For each class of Offered Certificates and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the record date shall be the last business day of the month preceding the month in which such Distribution Date occurs.

Last Scheduled Distribution Date:
The Distribution Date in February 2037 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Certificate Designations:	Class II-1-A Certificates, together with one or more additional classes of certificates of comparable rating or payment priority (together, the “Group II-1 Certificates”).

Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A, Class II-2-A-4B Certificates, together with one or more additional classes of certificates of comparable rating or payment priority (together, the “Group II-2 Certificates” and together with the Group II-1 Certificates, the “Group II Senior Certificates”).

Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, (collectively, the “Mezzanine Certificates”, together, with the Group II Senior Certificates, the “Group II Certificates”).

Only the Group II Certificates are offered hereby (collectively, the “Offered Certificates”).

The trust will consist of additional loan groups and issue additional classes of certificates with respect to those loan groups. Payments received in respect of the Mortgage Loans comprising loan group II (the “Group II Mortgage Loans”) will be used exclusively for distributions on the Group II Certificates, and will provide no credit support or other credit enhancement to, or source of distributions on the classes of certificates related to the other loan groups. Payments received in respect of the mortgage loans comprising any additional loan groups will be used exclusively for distributions on the certificates related to those loan groups, and will provide no credit support or other credit enhancement to, or source of distributions on, the Group II Certificates. The Group II Mortgage Loans have been further divided into two loan subgroups which we sometimes refer to as “Group II-1 Mortgage Loans” and the “Group II-2 Mortgage Loans”. The Group II-1 Certificates are primarily backed by the Group II-1 Mortgage Loans and the Group II-2 Certificates are primarily backed by the Group II-2 Mortgage Loans. The Mezzanine Certificates are backed by all of the Group II Mortgage Loans. The optional termination related to the Group II Mortgage Loans (and the Group II Certificates) will be independent of any optional termination related to the additional loan groups (and certificates related to those loan groups).

Additional Classes:
The Class II-P, Class II-X and Class II-R Certificates will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates.

Due Period:
For any Distribution Date, the period commencing on the second day of the month preceding the calendar month in which such Distribution Date occurs and ending at the close of business on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 13th day of the month in which the Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for the Group II Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on such certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Group II Mortgage Loans (and all properties acquired by the trust in respect of the Group II Mortgage Loans) in the trust and thereby effect early retirement of the Group II Certificates if on such Distribution Date the aggregate stated principal balance of the Group II Mortgage Loans (and all properties acquired by the trust in respect of such Group II Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Offered Certificates (exclusive of any right of the Offered Certificates to receive payments from the Basis Risk Shortfall Reserve Fund in respect of any Basis Risk Shortfall or the Supplemental Interest Trust, or the obligation to make payments to the Supplemental Interest Trust), the Class II-P and the Class II-X Certificates will represent beneficial ownership of “regular interests” in the related REMIC.

The Class II-R Certificates will represent the beneficial ownership of “residual interests” in the related REMIC.

Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

Legal Investment:	It is anticipated that the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates will be SMMEA eligible.

ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, subject to certain conditions as follows:

Prior to the termination of the Supplemental Interest Trust, the Offered Certificates may be eligible for purchase by such plans and arrangements if such plan or arrangement qualifies under an  investor-based exemption.

Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 4 of this Free Writing Prospectus. The Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:
With respect to the Group II Certificates, subordination, excess spread, overcollateralization and cross-collateralization. Furthermore, the Class II-2-A-1A Certificates are “super senior” to the Class II-2-A-1B Certificates, because the II-2-A-1B Certificates are allocated the pro rata portion of realized losses incurred on the Group II-2 Mortgage Loans which would otherwise be allocable to the Class II-2-A-1A Certificates after the certificate principal balances of the Mezzanine Certificates have been reduced to zero and thereby provide additional protection to the Class II-2-A-1A Certificates, and the Class II-2-A-4A Certificates are “super senior” to the Class II-2-A-4B Certificates, because the Class II-2-A-4B Certificates are allocated the pro rata portion of realized losses incurred on the Group II-2 Mortgage Loans which would otherwise be allocable to the Class II-2-A-4A Certificates after the certificate principal balances of the Mezzanine Certificates have been reduced to zero and thereby provide additional protection to the Class II-2-A-4A Certificates.

Interest Rate Swap Agreement:
The Offered Certificates will also have the benefit of an Interest Rate Swap Agreement. Payments under the Interest Rate Swap Agreement will be available to cover principal and interest losses allocated to the Offered Certificates, restore or maintain overcollateralization at the required level and pay Basis Risk Shortfalls. The Supplemental Interest Trust Trustee will enter into an Interest Rate Swap Agreement with the Swap Provider on the Closing Date. Under the Interest Rate Swap Agreement, on the Distribution Date beginning in February 2007 through the Distribution Date in January 2012 (i) the Securities Administrator on behalf of the supplemental interest trust and from funds of such trust (the “Supplemental Interest Trust”) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) from the Distribution Date beginning in February 2007 and ending immediately following the Distribution Date in January 2009, 5.75% per annum, from the Distribution Date beginning in February 2009 and ending immediately following the Distribution Date in January 2010, 5.25% per annum, and from the Distribution Date beginning in February 2010 and ending immediately following the Distribution Date in January 2012, 5.00% per annum, and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the accrual period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the lesser of (a) the aggregate certificate principal balance of the Group II Senior Certificates and Mezzanine Certificates on the Distribution Date immediately preceding such Distribution Date and (b) the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”). The Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement is set forth in this free writing prospectus on Annex A.

CREDIT ENHANCEMENT

Overcollateralization

The Group II-1 Mortgage Loans and Group II-2 Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Offered Certificates and certain fees and expenses of the trust and the Supplemental Interest Trust. This excess interest will be applied to pay principal on the Offered Certificates entitled to principal in order to create and maintain or restore the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans to create and maintain or restore the required level of overcollateralization or to absorb losses on the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans.

Cross-collateralization — In certain limited circumstances, principal and interest collected from either the Group II-1 Mortgage Loans or Group II-2 Mortgage Loans may be used to pay principal or interest, or both, to the Group II Senior Certificates unrelated to that loan group.

Overcollateralization Amount

With respect to any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date over (b) the aggregate certificate principal balance of the Offered Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount on such Distribution Date).

Initial Overcollateralization Amount

As of the Closing Date, the Overcollateralization Amount will be equal to approximately 0.75% of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date.

Targeted Overcollateralization Amount

With respect to any Distribution Date prior to the Stepdown Date, approximately 0.75% of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 1.50% of the Aggregate Loan Balance of the Group II Mortgage Loans as of the last day of the related Due Period, and (b) 0.35% of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date

With respect to the Offered Certificates, the earlier of (i) the date on which the aggregate certificate principal balances of the Group II Senior Certificates has been reduced to zero and (ii) the later to occur of (x) February 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group II Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 14.58%.

Credit Enhancement Percentage

Initial Expected Credit Enhancement Percentages
Class	Percent	Approximate Expected Initial Credit Enhancement* (%)	Approximate Expected Initial Target Credit Enhancement* (%)	Approximate Expected Target Credit Enhancement** (%)
II-A***	92.71%	7.29%	7.29%	14.58%
II-M-1	1.42%	5.86%	5.86%	11.73%
II-M-2	1.29%	4.57%	4.57%	9.15%
II-M-3	0.82%	3.75%	3.75%	7.50%
II-M-4	0.69%	3.06%	3.06%	6.13%
II-M-5	0.59%	2.47%	2.48%	4.95%
II-M-6	0.54%	1.94%	1.94%	3.88%
II-M-7	0.50%	1.44%	1.44%	2.88%
II-M-8	0.69%	0.75%	0.75%	1.50%

* Prior to the Stepdown Date, based on Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date.
** After Stepdown Date, based on Aggregate Loan Balance of the Group II Mortgage Loans as of such date of determination.
*** Refers to the Group II Senior Certificates collectively.
Note: Final class sizes and credit enhancement levels subject to change based on final rating agency requirements.

Triggers

A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds [40.00]% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative realized losses as a percentage of the original Aggregate Loan Balance of the Group II Mortgage Loans on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
February 2009 - January 2010	[0.25]%*
February 2010 - January 2011	[0.65]%*
February 2011- January 2012	[1.10]%*
February 2012 - January 2013	[1.55]%*
February 2013 and thereafter	[1.85]%

*The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Rolling Three Month Delinquency Rate

With respect to any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Delinquency Rate

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of the Group II Mortgage Loans 60 or more days delinquent (including all Group II Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of the Group II Mortgage Loans as of the close of business on the last day of such month.

Subordination and Allocation of Losses on the Offered Certificates

The Group II Senior Certificates will have a payment priority over the Mezzanine Certificates. Each class of Mezzanine Certificates will be subordinate to each other class of Mezzanine Certificates with a higher payment priority. Losses on the Group II Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount. If there is no overcollateralization at that time, losses on the Group II Mortgage Loans will be allocated to the Mezzanine Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero. The initial subordination for the Group II Senior Certificates will be approximately 7.29% of the Group II Mortgage Loans as of the Cut-off Date. In addition, once the Mezzanine Certificates have been reduced to zero, any subsequent Realized Losses on the Group II-1 Mortgage Loans will be allocated to the Class II-1-A Certificates and any subsequent Realized Losses on the Group II-2 Mortgage Loans will be allocated concurrently to the Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero; provided, however, that, so long as the Class II-2-A-1B Certificates remain outstanding, the pro rata allocation to the Class II-2-A-1B Certificates shall be based on the aggregate certificate principal balance of the Class II-2-A-1A Certificates and the Class II-2-A-1B Certificates, and, so long as the Class II-2-A-4B Certificates remain outstanding the pro rata allocation to the Class II-2-A-4B Certificates shall be based on the aggregate certificate principal balance of the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates. Realized Losses will not be allocated to the Class II-2-A-1A Certificates until the certificate principal balance of the Class II-2-A-1B Certificates has been reduced to zero and Realized Losses will not be allocated to the Class II-2-A-4A Certificates until the certificate principal balance of the Class II-2-A-4B Certificates has been reduced to zero.

Realized Losses on the Group II Mortgage Loans will be allocated in the following order, first, to the Class II-M-8 Certificates, until the certificate principal balance thereof has been reduced to zero; second, to the Class II-M-7 Certificates, until the certificate principal balance thereof has been reduced to zero; third, to the Class II-M-6 Certificates, until the certificate principal balance thereof has been reduced to zero; fourth, to the Class II-M-5 Certificates, until the certificate principal balance thereof has been reduced to zero; fifth, to the Class II-M-4 Certificates, until the certificate principal balance thereof has been reduced to zero; sixth, to the Class II-M-3 Certificates, until the certificate principal balance thereof has been reduced to zero; seventh, to the Class II-M-2 Certificates, until the certificate principal balance thereof has been reduced to zero; eighth, to the Class II-M-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and ninth, any remaining Realized Losses on the Group II-1 Mortgage Loans will be allocated the Class II-1-A Certificates and any remaining Realized Losses on the Group II-2 Mortgage Loans will be allocated concurrently to the Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero; provided, however, that, so long as the Class II-2-A-1B Certificates remain outstanding, such pro rata allocation to the Class II-2-A-1B Certificates shall be based on the aggregate certificate principal balance of the Class II-2-A-1A Certificates and the Class II-2-A-1B Certificates, and, so long as the Class II-2-A-4B Certificates remain outstanding such pro rata allocation to the Class II-2-A-4B Certificates shall be based on the aggregate certificate principal balance of the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates.

Realized Loss

Is (a) for any defaulted Group II Mortgage Loan, the excess of the stated principal balance of such defaulted Group II Mortgage Loan over the net liquidation proceeds with respect thereto, (b) for any Group II Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Group II Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Group II Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Group II Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Group II Mortgage Loan, discounted monthly at the applicable mortgage rate. To the extent the Servicer receives Subsequent Recoveries with respect to any Group II Mortgage Loan, the amount of the Realized Loss with respect to that Group II Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the certificate principal balance of any class of Offered Certificates on any Distribution Date.

Subsequent Recoveries

Shall mean the amounts recovered by the Servicer (net of reimbursable expenses) with respect to a defaulted Group II Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Group II Mortgage Loan.

Interest Rate Swap Agreement

The Offered Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by the Swap Provider commencing on the Distribution Date in February 2007 and terminating on the Distribution Date in January 2012.

HSBC Bank USA, National Association, as Supplemental Interest Trust Trustee, will enter into the Interest Rate Swap Agreement with, the Swap Provider. The Supplemental Interest Trust Trustee will appoint Wells Fargo Bank, N.A. as Securities Administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) from the Distribution Date beginning in February 2007 and ending immediately following the Distribution Date in January 2009, 5.75% per annum, from the Distribution Date beginning in February 2009 and ending immediately following the Distribution Date in January 2010, 5.25% per annum, and from the Distribution Date beginning in February 2010 and ending immediately following the Distribution Date in January 2012, 5.00% per annum, and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the lesser of (a) the aggregate certificate principal balance of the Offered Certificates on the Distribution Date immediately preceding such Distribution Date and (b) the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”). The Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement is set forth in this Free Writing Prospectus on Annex A.

On each Distribution Date, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment, the Swap Provider will make a net swap payment (“Net Swap Payment”) to the Securities Administrator on behalf of the Supplemental Interest Trust, and any such Net Swap Payment will be deposited into a reserve fund and will be available for distribution to the Offered Certificates in respect of any related shortfall amounts, to the extent described herein. If, on any Distribution Date, the Net Swap Payment made by the Swap Provider exceeds the related shortfall amounts payable to the Offered Certificates, such excess will be distributed to the Class II-X Certificates.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a swap termination payment to the Swap Provider, the Supplemental Interest Trust will be required to make a payment to the Securities Administrator in the same amount (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which amount will be paid by the Supplemental Interest Trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Offered Certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider as described in the Interest Rate Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), for which payments by the Supplemental Interest Trust to the Securities Administrator will be subordinated to all distributions to the Offered Certificates.

Except as described in the preceding sentence, amounts payable by the trust or Supplemental Interest Trust will be deducted from available funds before distributions to certificateholders.

•	Any Net Swap Payment deposited into the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)
concurrently, to the Group II Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(2)
sequentially to the Mezzanine Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(3)
to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause 1) A) under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(4)
first, concurrently to the Class II-1-A, Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates, on a pro rata basis based on the entitlement of each such class,and the Mezzanine Certificates, in the order of the payment priority for each such class, any applicable Deferred Amounts (as defined herein), prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(5)
to the Group II Senior Certificates, on a pro rata basis, and then to the Mezzanine Certificates, on a sequential basis, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(6)	to the Class II-X Certificates and Class II-R Certificates as provided in the pooling and servicing agreement.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of realized losses and Basis Risk Shortfalls.

DISTRIBUTIONS OF INTEREST ON THE GROUP II CERTIFICATES

Basis Risk Shortfall —With respect to the Offered Certificates and any Distribution Date, the sum of (1) the excess, if any, of the related Current Interest (calculated without regard to the related Net Funds Cap) over the related Current Interest (as it may have been limited by the related Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) One-Month LIBOR plus the applicable Certificate Margin, (y) the related Maximum Interest Rate and (z) the related Hard Cap Rate.

Net Interest Shortfalls—Interest Shortfalls net of payments by the Servicer or Master Servicer in respect of compensating interest.

Interest Shortfall—With respect to any Distribution Date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Group II Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the due date in the month of the Distribution Date and (c) interest payments on certain of the Group II Mortgage Loans being limited pursuant to the provisions of the Servicemembers Civil Relief Act of 2003, as amended.

Carryforward Interest—With respect to the Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date; and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such class on the immediately preceding Distribution Date; and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

Current Interest—With respect to the Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related certificate principal balance during the related Interest Accrual Period; provided, that as to each class of Offered Certificates the Current Interest will be reduced by a pro rata portion of any related Net Interest Shortfalls to the extent not covered by excess interest.

Expense Fee Rate—With respect to each Group II Mortgage Loan, the aggregate amount, calculated on a weighted average basis, of the annual rate at which the fee to the Servicer, the Master Servicer, the Credit Risk Manager and the rate at which the fee payable to any provider of lender paid mortgage insurance, if any, is calculated, which is, for a period of one full month, equal to one-twelfth of the product of (a) 28.30 basis points (0.2830%) and (b) the outstanding principal balance of such Group II Mortgage Loan.

Hard Cap Rate—With respect to the Offered Certificates, 11.00%.

Interest Remittance Amount—For any Distribution Date and the Offered Certificates generally the sum, without duplication, of (i) scheduled interest payments (other than payaheads) and advances on the related Mortgage Loans for the related Due Period, the interest portion of payaheads previously received and intended for application in the related Due Period and the interest portion of all payoffs (net of payoff interest for such Distribution Date) and curtailments received on the related Mortgage Loans during the related Prepayment Period, (ii) compensating interest with respect to the related Mortgage Loans, (iii) the portion of any substitution adjustment amount and purchase price paid with respect to the related Mortgage Loans during the related Due Period, in each case allocable to interest and amounts paid in connection with an optional termination with respect to the related Mortgage Loans, up to the amount of the interest portion of the par value for the related Mortgage Loans and (iv) net liquidation proceeds and subsequent recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the related Mortgage Loans during the related Due Period, to the extent allocable to interest, minus (v) applicable expense fees with respect to the related Mortgage Loans and amounts reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Credit Risk Manager as provided in the pooling and servicing agreement.

Group II-1 Excess Interest Amount — With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (I)(1) under “Distribution of Monthly Excess Cashflow” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II-1 Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II-2 Excess Interest Amount — With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (I)(1) under “Distribution of Monthly Excess Cashflow” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II-2 Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II-1 Maximum Interest Rate—With respect to any Distribution Date and the Group II-1 Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the Group II-1 Mortgage Loans as stated in the related mortgage notes, minus the weighted average Expense Fee Rate of the Group II-1 Mortgage Loans. The calculation of the Group II-1 Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Group II-2 Maximum Interest Rate—With respect to any Distribution Date and the Group II-2 Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the Group II-2 Mortgage Loans as stated in the related mortgage notes, minus the weighted average Expense Fee Rate of the Group II-2 Mortgage Loans. The calculation of the Group II-2 Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Mezzanine Maximum Interest Rate—With respect to any Distribution Date and the Mezzanine Certificates, an annual rate equal to the weighted average of the Group II-1 Maximum Interest Rate and the Group II-2 Maximum Interest Rate weighted on the basis of the stated principal balance of the mortgage loans in the related loan subgroup as of the first day of the related due period.

Net Funds Cap— With respect to any Distribution Date and the Group II-1 Certificates, a fraction, expressed as a percentage, the numerator of which is the product of (I) (a) the related Optimal Interest Remittance Amount for such Distribution Date, minus (b) the sum of (1) the Group II-1 Allocation Percentage of any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Group II-1 Mortgage Loans for the immediately preceding Distribution Date and (2) the Group II-1 Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, and (II) 12, and the denominator of which is the outstanding aggregate stated principal balance of the Group II-1 Mortgage Loans for the immediately preceding Distribution Date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

With respect to any Distribution Date and the Group II-2 Certificates, a fraction, expressed as a percentage, the numerator of which is the product of (I) (a) the related Optimal Interest Remittance Amount for such Distribution Date, minus (b) the sum of (1) the Group II-2 Allocation Percentage of any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Group II-2 Mortgage Loans for the immediately preceding Distribution Date and (2) the Group II-2 Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, and (II) 12, and the denominator of which is the outstanding aggregate stated principal balance of the Group II-2 Mortgage Loans for the immediately preceding Distribution Date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

With respect to the Mezzanine Certificates, a per annum rate equal to the weighted average (weighted on the basis of the results of subtracting from the outstanding aggregate stated principal balance of each loan group the current aggregate certificate principal balance of the related senior certificates) of the Net Funds Cap for the Group II-1 Certificates and the Net Funds Cap for the Group II-2 Certificates. In all cases, the Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net Mortgage Rate—With respect to any Group II Mortgage Loan, the interest rate set forth in the related mortgage note minus the sum of the related Servicing Fee Rate, the rate at which the fee payable to the Credit Risk Manager is calculated and the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated, if applicable.

Optimal Interest Remittance Amount

With respect to any Distribution Date and the Group II Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the related Group II Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the related Group II Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the related Group II Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

Distributions of Interest

The pass-through rates for the Offered Certificates are described on page 4 of this document.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall exists for any class of the Offered Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described below under “Distribution of Monthly Excess Cashflow” and from available amounts on deposit in a reserve fund (the “Basis Risk Shortfall Reserve Fund”), if applicable and from Net Swap Payments made by the Swap Provider in accordance with the priority set forth above under “Interest Rate Swap Agreement”. The source of funds on deposit in the Basis Risk Shortfall Reserve Fund will be limited to an initial deposit of $1,000 made on the Closing Date and amounts in respect of Monthly Excess Cashflow that would otherwise be paid to the Class II-X Certificates.

On each Distribution Date, the Interest Remittance Amount for such Distribution Date, to the extent of funds in the distribution account, will be paid in the following order of priority:

I.
from the Interest Remittance Amount derived from loan group II-1 and loan group II-2, the Group II -1 Allocation Percentage and the Group II-2 Allocation Percentage, as applicable, of any Net Swap Payment and any Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

II.
from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans remaining after payments pursuant to clause (I) above, to the Group II Senior Certificates, pro rata based on amounts due, Current Interest and Carryforward Interest for such Distribution Date, provided that:

(a) the Interest Remittance Amount derived from the Group II-1 Mortgage Loans will be distributed in the following order of priority: (x) first, to the Class II-1-A Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date; and then (y) concurrently, to the Class II-2-A-1A Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates, Current Interest and Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class, after taking into account the distribution of the Interest Remittance Amount for the Group II-2 Mortgage Loans on such Distribution Date; and

(b) the Interest Remittance Amount derived from the Group II-2 Mortgage Loans will be distributed in the following order of priority: (x) first, concurrently to the Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A, Class II-2-A-4B Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class; and then (y) to the Class II-1-A Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date, after taking into account the distribution of the Interest Remittance Amount for the Group II-1 Mortgage Loans on such Distribution Date;

III.
first, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (I) and (II) above, to the Class II-M-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

IV.
second, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (I) through (III) above, to the Class II-M-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

V.
third, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (I) through (IV) above, to the Class II-M-3 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

VI.
fourth, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (I) through (V) above, to the Class II-M-4 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

VII.
fifth, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (I) through (VI) above, to the Class II-M-5 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

VIII.
sixth, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (I) through (VII) above, to the Class II-M-6 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

IX.
seventh, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (I) through (VIII) above, to the Class II-M-7 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

X.
eighth, from the Interest Remittance Amount derived from the Group II-2 Mortgage Loans, and then from the Interest Remittance Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (I) through (IX) above, to the Class II-M-8 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date; and

XI.
for application as part of Monthly Excess Cashflow derived from such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any Interest Remittance Amount remaining after application pursuant to clauses (I) through (X) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

DISTRIBUTIONS OF PRINCIPAL ON THE GROUP II CERTIFICATES

Aggregate Loan Balance—with respect to the Group II Mortgage Loans and any Distribution Date, will be equal to the aggregate of the stated principal balances of the Group II Mortgage Loans as of the last day of the related Due Period.

Aggregate Loan Group Balance—with respect to either the Group II-1 Mortgage Loans or the Group II-2 Mortgage Loans and any Distribution Date, the aggregate of the stated principal balances of the Mortgage Loans in the related loan group as of the last day of the related Due Period.

Deferred Amount—With respect to the Group II Senior Certificates and any class of Mezzanine Certificates and any Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the certificate principal balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the certificate principal balance of any such class has been increased due to the collection of Subsequent Recoveries.

Class II-M-1 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Class II-M-2 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates and the Class II-M-1 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Class II-M-3 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, Class II-M-1 Certificates and Class II-M-2 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Class II-M-4 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Class II-M-5 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Class II-M-6 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Class II-M-7 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Class II-M-8 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Debt Service Reduction—Means a reduction in the amount of the monthly payment due on a Group II Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, except a reduction constituting a Deficient Valuation or any reduction that results in permanent forgiveness of principal.

Deficient Valuation—With respect to any Group II Mortgage Loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under such Group II Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the United States Bankruptcy Code.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate certificate principal balance of the Offered Certificates resulting from the payment of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount

For any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such Distribution Date in reduction of the aggregate of the certificate principal balance of the Offered Certificates, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Principal Payment Amount

For any Distribution Date and the Offered Certificates will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Remittance Amount

For any Distribution Date and any loan group, is equal to the sum of (i) the scheduled principal payments on the related Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan in the related loan group (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than payaheads), including insurance proceeds, condemnation proceeds, liquidation proceeds, subsequent recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the related Group II Mortgage Loans; and (iv) the principal portion of payaheads previously received on the related Group II Mortgage Loans in the related loan group and intended for application in the related Due Period; less (v) amounts payable or reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian or the Credit Risk Manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Senior Enhancement Percentage—With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the Mezzanine Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date, and the denominator of which is the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date.

Class II-2-A-1 Allocation Percentage - With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the sum of the certificate principal balances of the Class II-2-A-1A Certificates and the Class II-2-A-1B Certificates and the denominator of which is the aggregate certificate principal balance of all of the Group II-2 Certificates, in each case immediately prior to that Distribution Date.

Group II-1 Allocation Amount — With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II-1 Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II-1 Allocation Percentage — With respect to any Distribution Date, the Aggregate Loan Group Balance of the Group II-1 Mortgage Loans divided by the Aggregate Loan Balance of the Group II Mortgage Loans.

Group II-2 Allocation Amount — With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II-2 Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II-2 Allocation Percentage — With respect to any Distribution Date, the Aggregate Loan Group Balance of the Group II-2 Mortgage Loans divided by the Aggregate Loan Balance of the Group II Mortgage Loans.

Senior Sequential Allocation Percentage - With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the sum of the certificate principal balances of the Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates and the denominator of which is the aggregate certificate principal balance of all of the Group II-2 Certificates, in each case for that Distribution Date.

Senior Principal Payment Amount

For any Distribution Date and the Group II Senior Certificates shall be, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate certificate principal balance of the Group II Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) a percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date as of the last day of the related Due Period and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group II Mortgage Loans for such Distribution Date as of the last day of the related Due Period exceeds (ii) a percentage required by the Rating Agencies of the Aggregate Loan Balance of the Group II Mortgage Loans as of the Cut-off Date.

Distribution of Principal

With respect to the Offered Certificates, the Principal Payment Amount will be paid on each Distribution Date as follows:

I.	On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

(A) to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group II-1 Mortgage Loans and the Group II-2 Mortgage Loans, as applicable, the Group II-1 Allocation Percentage and the Group II-2 Allocation Percentage of any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

(B)
from the Principal Payment Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clause (A) above, to the Class II-1-A Certificates, until its Certificate Principal Balance has been reduced to zero;

(C)
from the Principal Payment Amount derived from the Group II-2 Mortgage Loans remaining after payments pursuant to clause (A) above, concurrently, to the Group II Senior Certificates, in the following order of priority:

(i) First, concurrently to the Class II-2-A-1A Certificates and Class II-2-A-1B Certificates, the Class II-2-A-1 Allocation Percentage of the remaining Principal Payment Amount, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

(ii) Second, the Senior Sequential Allocation Percentage of the remaining Principal Payment Amount, sequentially, in the following order of priority:

(1) first, to the Class II-2-A-2 Certificates, until its certificate principal balance has been reduced to zero;

(2) second, to the Class II-2-A-3 Certificates, until its certificate principal balance has been reduced to zero; and

(3) third, concurrently, to the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

(D)
from the Principal Payment Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balance of the Class II-1-A Certificates has been reduced to zero, in the order below, to the Group II-2 Certificates after taking into account payments pursuant to clause (C) above, until the Certificate Principal Balance of each such class has been reduced to zero;

(i) First, concurrently to the Class II-2-A-1A Certificates and Class II-2-A-1B Certificates, the Class II-2-A-1 Allocation Percentage of the remaining Principal Payment Amount derived from the Group II-1 Mortgage Loans, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

(ii) Second, the Senior Sequential Allocation Percentage of the remaining Principal Payment Amount derived from the Group II-1 Mortgage Loans, sequentially, in the following order of priority:

(1) first, to the Class II-2-A-2 Certificates, until its certificate principal balance has been reduced to zero;

(2) second, to the Class II-2-A-3 Certificates, until its certificate principal balance has been reduced to zero; and

(3) third, concurrently, to the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

(E)
Third, from the Principal Payment Amount derived from the Group II-2 Mortgage Loans remaining after payments pursuant to clauses (A) and (C) above and after the certificate principal balances of the Group II-2 Certificates have been reduced to zero, to the Class II-1-A Certificates, after taking into account payments pursuant to clause (B) above, until its certificate principal balance has been reduced to zero;

F)	to the Class II-M-1 Certificates, until its certificate principal balance has been reduced to zero;

G)	to the Class II-M-2 Certificates, until its certificate principal balance has been reduced to zero;

H)	to the Class II-M-3 Certificates, until its certificate principal balance has been reduced to zero;

I)	to the Class II-M-4 Certificates, until its certificate principal balance has been reduced to zero;

J)	to the Class II-M-5 Certificates, until its certificate principal balance has been reduced to zero;

K)	to the Class II-M-6 Certificates, until its certificate principal balance has been reduced to zero;

L)	to the Class II-M-7 Certificates, until its certificate principal balance has been reduced to zero;

M)	to the Class II-M-8 Certificates, until its certificate principal balance has been reduced to zero;

N)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses I (A) through (M) above.

II.
On each Distribution Date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group II-1 Mortgage Loans and the Group II-2 Mortgage Loans, the Group II-1 Allocation Percentage and the Group II-2 Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)
i. from the Principal Payment Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clause (A) above, the Group II-1 Allocation Amount, to the Class II-1-A Certificates until its Certificate Principal Balance has been reduced to zero;

ii.	from the Principal Payment Amount derived from the Group II-2 Mortgage Loans remaining after payments pursuant to clause (A) above, the Group II-2 Allocation Amount in the following order:

First, concurrently to the Class II-2-A-1A Certificates and Class II-2-A-1B Certificates, the Class II-2-A-1 Allocation Percentage of the Group II-2 Allocation Amount, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

Second, the Senior Sequential Allocation Percentage of the Group II-2 Allocation Amount, sequentially, in the following order of priority:

first, to the Class II-2-A-2 Certificates, until its certificate principal balance has been reduced to zero;

second, to the Class II-2-A-3 Certificates, until its certificate principal balance has been reduced to zero; and

third, concurrently, to the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

C)
i.     from the Principal Payment Amount derived from the Group II-1 Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balance of the Class II-1-A Certificates has been reduced to zero, in the order below to the Group II-2 Certificates after taking into account payments pursuant to clause II(B)(ii) above, until the Certificate Principal Balance of each such class has been reduced to zero;

First, to the Class II-2-A-1A Certificates and Class II-2-A-1B Certificates, the Class II-2-A-1 Allocation Percentage of the Group II-2 Allocation Amount remaining unpaid pursuant to clause (B) above, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

Second, the Senior Sequential Allocation Percentage of the Group II-2 Allocation Amount remaining unpaid pursuant to clause (B) above, sequentially, in the following order of priority:

first, to the Class II-2-A-2 Certificates, until its certificate principal balance has been reduced to zero;

second, to the Class II-2-A-3 Certificates, until its certificate principal balance has been reduced to zero; and

third, concurrently, to the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

ii.
    from the Principal Payment Amount derived from the Group II-2 Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balances of the Group II-2 Certificates have been reduced to zero, to the Class II-1-A Certificates, the Group II-1 Allocation Amount after taking into account payments pursuant to clause II(B)(i) above, until its Certificate Principal Balance has been reduced to zero;

D)  to the Class II-M-1 Certificates, the Class II-M-1 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

E)  to the Class II-M-2 Certificates, the Class II-M-2 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

F)  to the Class II-M-3 Certificates, the Class II-M-3 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

G)  to the Class II-M-4 Certificates, the Class II-M-4 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

H)  to the Class II-M-5 Certificates, the Class II-M-5 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

I)  to the Class II-M-6 Certificates, the Class II-M-6 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

J)  to the Class II-M-7 Certificates, the Class II-M-7 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

K)  to the Class II-M-8 Certificates, the Class II-M-8 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

L)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses II (A) through (K) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, distributions to the Group II-2 Certificates will be allocated to the Class II-2-A-1A, Class II-2-A-1B, Class II-2-A-2, Class II-2-A-3, Class II-2-A-4A and Class II-2-A-4B Certificates, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Distribution of Monthly Excess Cashflow

On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

I.
1)until the aggregate certificate principal balance of the Group II Senior Certificates and the Mezzanine Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Group II Senior Certificates and Mezzanine Certificates, in the following order of priority:

(i)    a) the Group II-1 Excess Interest Amount in the following order of priority: (x) first, to the Class II-1-A Certificates, until its certificate principal balance has been reduced to zero, and then (y) to the Group II-2 Certificates in the manner and priority set forth below, after taking into account the distribution of the Group II-2 Excess Interest Amount, until the certificate principal balance of each such class has been reduced to zero;

First, to the Class II-2-A-1A Certificates and Class II-2-A-1B Certificates, the Class II-2-A-1 Allocation Percentage of the remaining Group II-1 Excess Interest Amount, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

Second, the Senior Sequential Allocation Percentage of the remaining Group II-1 Excess Interest Amount, sequentially, in the following order of priority:

first, to the Class II-2-A-2 Certificates, until its certificate principal balance has been reduced to zero;

second, to the Class II-2-A-3 Certificates, until its certificate principal balance has been reduced to zero; and

third, concurrently, to the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

b) the Group II-2 Excess Interest Amount in the following order of priority:

First, to the Class II-2-A-1A Certificates and Class II-2-A-1B Certificates, the Class II-2-A-1 Allocation Percentage of the Group II-2 Excess Interest Amount, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

Second, the Senior Sequential Allocation Percentage of the Group II-2 Excess Interest Amount, sequentially, in the following order of priority:

first, to the Class II-2-A-2 Certificates, until its certificate principal balance has been reduced to zero;

second, to the Class II-2-A-3 Certificates, until its certificate principal balance has been reduced to zero;

third, concurrently, to the Class II-2-A-4A Certificates and the Class II-2-A-4B Certificates, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

Third, to the Class II-1-A Certificates, after taking into account the distribution of the Group II-1 Excess Interest Amount, until its certificate principal balance has been reduced to zero;

(ii)	to the Class II-M-1 Certificates, until its certificate principal balance has been reduced to zero;

(iii)	to the Class II-M-2 Certificates, until its certificate principal balance has been reduced to zero;

(iv)	to the Class II-M-3 Certificates, until its certificate principal balance has been reduced to zero;

(v)	to the Class II-M-4 Certificates, until its certificate principal balance has been reduced to zero;

(vi)	to the Class II-M-5 Certificates, until its certificate principal balance has been reduced to zero;

(vii) to the Class II-M-6 Certificates, until its certificate principal balance has been reduced to zero;

(viii) to the Class II-M-7 Certificates, until its certificate principal balance has been reduced to zero;

(ix)   to the Class II-M-8 Certificates, until its certificate principal balance has been reduced to zero;

2)  on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause II under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

3)  to the Group II Senior Certificates, any Deferred Amount for such class;

4)  to the Class II-M-1 Certificates, any Deferred Amount for such class;

5)  to the Class II-M-2 Certificates, any Deferred Amount for such class;

6)  to the Class II-M-3 Certificates, any Deferred Amount for such class;

7)  to the Class II-M-4 Certificates, any Deferred Amount for such class;

8)  to the Class II-M-5 Certificates, any Deferred Amount for such class;

9)  to the Class II-M-6 Certificates, any Deferred Amount for such class;

10)  to the Class II-M-7 Certificates, any Deferred Amount for such class;

11)  to the Class II-M-8 Certificates, any Deferred Amount for such class;

12)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Group II Senior Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

13)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-1 Certificates, any Basis Risk Shortfall for such class;

14)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-2 Certificates, any Basis Risk Shortfall for such class;

15)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-3 Certificates, any Basis Risk Shortfall for such class;

16)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-4 Certificates, any Basis Risk Shortfall for such class;

17)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-5 Certificates, any Basis Risk Shortfall for such class;

18)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-6 Certificates, any Basis Risk Shortfall for such class;

19)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-7 Certificates, any Basis Risk Shortfall for such class;

20)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-8 Certificates, any Basis Risk Shortfall for such class;

21)  to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

22)  to the Class II-X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

23)  to the Class II-R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class II-R Certificates under this clause (23).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (20) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

ANNEX A
The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.
Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
2/25/2007	595,974,143.62
3/25/2007	573,082,860.13
4/25/2007	551,070,827.65
5/25/2007	529,904,274.25
6/25/2007	508,731,653.77
7/25/2007	489,191,342.12
8/25/2007	470,401,571.11
9/25/2007	452,333,512.57
10/25/2007	434,959,445.63
11/25/2007	418,252,714.18
12/25/2007	402,187,685.94
1/25/2008	386,739,713.19
2/25/2008	371,885,094.91
3/25/2008	357,601,040.44
4/25/2008	343,865,634.50
5/25/2008	330,657,803.59
6/25/2008	317,957,283.61
7/25/2008	305,744,588.83
8/25/2008	294,000,981.94
9/25/2008	282,708,445.36
10/25/2008	271,849,653.52
11/25/2008	246,624,626.71
12/25/2008	235,907,150.56
1/25/2009	226,845,989.91
2/25/2009	218,132,867.17
3/25/2009	209,754,414.26
4/25/2009	201,697,776.55
5/25/2009	193,950,593.17
6/25/2009	186,500,978.02
7/25/2009	179,337,501.55
8/25/2009	172,449,173.20
9/25/2009	165,825,424.58
10/25/2009	159,456,093.22
11/25/2009	142,337,017.56
12/25/2009	134,523,578.25
1/25/2010	129,356,546.43
2/25/2010	124,387,979.58
3/25/2010	119,610,254.68
4/25/2010	115,016,041.53
5/25/2010	110,598,291.47

ANNEX A (continued)
The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
6/25/2010	106,350,226.57
7/25/2010	102,265,329.24
8/25/2010	98,337,332.25
9/25/2010	94,560,209.08
10/25/2010	90,928,164.68
11/25/2010	87,435,626.59
12/25/2010	84,077,236.41
1/25/2011	80,847,841.52
2/25/2011	77,742,487.24
3/25/2011	74,756,409.18
4/25/2011	71,885,025.96
5/25/2011	69,123,932.17
6/25/2011	66,468,891.60
7/25/2011	63,915,830.78
8/25/2011	61,460,832.66
9/25/2011	59,100,130.67
10/25/2011	56,830,102.92
11/25/2011	54,647,266.62
12/25/2011	4,137,038.31
1/25/2012	3,978,135.25
2/25/2012 and thereafter	0.00

ANNEX B

Net Funds Cap

Net Funds Cap for the Group II Mortgage Loans			Effective Bond Coupon Applicable to each class of Offered Certificates
	Day	Net Funds Cap	30% CPR**
Period	Count	Actual/360 (%)*	Effective Coupon (%)
1	25	8.333	11.000
2	28	7.440	11.000
3	31	6.720	11.000
4	30	6.944	11.000
5	31	6.725	11.000
6	30	6.952	11.000
7	31	6.728	11.000
8	31	6.728	11.000
9	30	6.952	11.000
10	31	6.728	11.000
11	30	6.952	11.000
12	31	6.728	11.000
13	31	6.728	11.000
14	29	7.192	11.000
15	31	6.728	11.000
16	30	6.952	11.000
17	31	6.728	11.000
18	30	6.952	11.000
19	31	6.728	11.000
20	31	6.728	11.000
21	30	6.969	11.000
22	31	6.896	11.000
23	30	7.130	11.000
24	31	6.906	11.000
25	31	6.905	11.000
26	28	7.645	11.000
27	31	6.911	11.000
28	30	7.194	11.000
29	31	6.963	11.000
30	30	7.197	11.000
31	31	6.965	11.000
32	31	6.965	11.000
33	30	7.203	11.000
34	31	7.334	11.000
35	30	7.649	11.000

ANNEX B (continued)

Net Funds Cap for the Group II Mortgage Loans			Effective Bond Coupon Applicable to each class of Offered Certificates
	Day	Net Funds Cap	30% CPR**
Period	Count	Actual/360 (%)*	Effective Coupon (%)
36	31	7.405	11.000
37	31	7.409	11.000
38	28	8.202	11.000
39	31	7.414	11.000
40	30	7.749	11.000
41	31	7.520	11.000
42	30	7.771	11.000
43	31	7.521	11.000
44	31	7.521	11.000
45	30	7.773	11.000
46	31	7.523	11.000
47	30	7.786	11.000
48	31	7.536	11.000
49	31	7.537	11.000
50	28	8.344	11.000
51	31	7.537	11.000
52	30	7.788	11.000
53	31	7.540	11.000
54	30	7.791	11.000
55	31	7.540	11.000
56	31	7.541	11.000
57	30	7.799	11.000
58	31	7.948	11.000
59	30	11.963	11.000
60	31	11.578	11.000

The minimum Net Funds Cap (on an actual/360 basis) after period 60 is 11.578%.	The effective coupon (at the speed indicated) after period 60 is 11.000%.

* Assumptions:	** Assumptions:
1. Calculated using 30% CPR run to call and flat LIBOR	1. Calculated using 30% CPR run to call and flat LIBOR rates of 20%.
rates of 20%.	2. Prepayment penalties are not included in the calculations.
2. Prepayment penalties are not included in the	3. Initial Day Count is based on the Closing Date.
calculations.

ANNEX C

Excess Interest Table

	Excess Interest
Assumptions:	Wtd. Avg. For Year 1	1.219%
1. Calculated using the forward LIBOR curves	Wtd. Avg. For Year 2	1.177%
at 30% CPR.	Wtd. Avg. For Year 3	1.699%
2. Prepayment penalties are not included in the	Wtd. Avg. For Year 4	1.927%
excess interest calculation.	Wtd. Avg. For Year 5	1.961%
3. Excess interest is calculated as a percent of
total bonds balance.	Excess Interest
4. The initial Interest Accrual Period commences January 31, 2007.	Wtd. Avg. Thru Year 1	1.219%
	Wtd. Avg. Thru Year 2	1.202%
	Wtd. Avg. Thru Year 3	1.312%
	Wtd. Avg. Thru Year 4	1.395%
	Wtd. Avg. Thru Year 5	1.444%

Excess Interest Table
	Distribution	1 Month	6 Month	1 Year	Excess
Period	Date	Libor (%)	Libor (%)	Libor (%)	Interest (%)
1	2/25/2007	5.324	5.384	5.377	2.469
2	3/25/2007	5.348	5.373	5.349	1.168
3	4/25/2007	5.341	5.355	5.322	1.034
4	5/25/2007	5.336	5.330	5.292	1.082
5	6/25/2007	5.315	5.299	5.259	1.041
6	7/25/2007	5.288	5.264	5.226	1.095
7	8/25/2007	5.267	5.229	5.197	1.049
8	9/25/2007	5.231	5.188	5.167	1.055
9	10/25/2007	5.190	5.151	5.140	1.115
10	11/25/2007	5.153	5.116	5.116	1.067
11	12/25/2007	5.113	5.080	5.093	1.132
12	1/25/2008	5.073	5.053	5.076	1.082
13	2/25/2008	5.033	5.030	5.062	1.091
14	3/25/2008	5.006	5.011	5.049	1.227
15	4/25/2008	4.983	4.999	5.040	1.106
16	5/25/2008	4.957	4.986	5.033	1.180
17	6/25/2008	4.946	4.977	5.027	1.121
18	7/25/2008	4.940	4.970	5.024	1.195
19	8/25/2008	4.930	4.966	5.021	1.133
20	9/25/2008	4.921	4.960	5.020	1.140
21	10/25/2008	4.913	4.956	5.020	1.222
22	11/25/2008	4.905	4.954	5.022	1.213
23	12/25/2008	4.904	4.952	5.023	1.309
24	1/25/2009	4.906	4.952	5.027	1.230

ANNEX C (continued)

Excess Interest Table

	Distribution	1 Month	6 Month	1 Year	Excess
Period	Date	Libor (%)	Libor (%)	Libor (%)	Interest (%)
25	2/25/2009	4.903	4.953	5.033	1.600
26	3/25/2009	4.901	4.955	5.038	1.931
27	4/25/2009	4.899	4.959	5.044	1.604
28	5/25/2009	4.897	4.964	5.053	1.712
29	6/25/2009	4.903	4.970	5.061	1.608
30	7/25/2009	4.909	4.977	5.069	1.716
31	8/25/2009	4.915	4.987	5.079	1.610
32	9/25/2009	4.922	4.996	5.087	1.611
33	10/25/2009	4.928	5.004	5.097	1.722
34	11/25/2009	4.935	5.015	5.107	1.700
35	12/25/2009	4.946	5.025	5.116	1.864
36	1/25/2010	4.961	5.035	5.125	1.734
37	2/25/2010	4.973	5.044	5.134	1.883
38	3/25/2010	4.978	5.052	5.141	2.277
39	4/25/2010	4.987	5.061	5.149	1.846
40	5/25/2010	4.995	5.069	5.159	1.986
41	6/25/2010	5.003	5.077	5.167	1.846
42	7/25/2010	5.012	5.084	5.176	1.979
43	8/25/2010	5.020	5.093	5.185	1.836
44	9/25/2010	5.027	5.100	5.193	1.831
45	10/25/2010	5.035	5.108	5.202	1.967
46	11/25/2010	5.042	5.117	5.209	1.827
47	12/25/2010	5.049	5.126	5.216	1.966
48	1/25/2011	5.057	5.136	5.222	1.818
49	2/25/2011	5.067	5.145	5.227	1.811
50	3/25/2011	5.077	5.154	5.231	2.274
51	4/25/2011	5.089	5.162	5.234	1.804
52	5/25/2011	5.097	5.167	5.235	1.956
53	6/25/2011	5.105	5.171	5.236	1.809
54	7/25/2011	5.111	5.173	5.237	1.958
55	8/25/2011	5.115	5.173	5.236	1.810
56	9/25/2011	5.119	5.173	5.236	1.812
57	10/25/2011	5.119	5.170	5.236	1.967
58	11/25/2011	5.119	5.168	5.237	1.887
59	12/25/2011	5.118	5.165	5.239	2.376
60	1/25/2012	5.114	5.164	5.241	2.142

 Annex D
Sensitivity Table for the Offered Certificates - To Optional Termination

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed (as shown on page 4 hereof) is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain static at 5.324%. 5.384% and 5.377%, respectively; and
•	The Master Servicer exercises its Optional Termination right (as defined herein).

	CPR	15.0%	22.5%	30.0%	37.5%	45.0%	52.5%
Class II-1-A	WAL	5.12	3.34	2.39	1.79	1.38	1.09
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	162	108	78	59	47	38

Annex D (continued)
Sensitivity Table for the Offered Certificates - To Maturity

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed (as shown on page 4 hereof) is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain static at 5.324%. 5.384% and 5.377% respective; and
•	The Master Servicer does not exercise its Optional Termination right (as defined herein).

	CPR	15.0%	22.5%	30.0%	37.5%	45.0%	52.5%
Class II-1-A	WAL	5.52	3.64	2.62	1.97	1.52	1.17
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	322	245	184	142	113	91

Annex D (continued)

Breakeven CDR Table for the Mezzanine Certificates

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed of 30% CPR is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR forward curves (as shown in Appendix G) are used;
•	100% advancing of principal and interest;
•	There is a twelve-month lag in recoveries;
•	Priced to maturity with collateral losses calculated through collateral maturity;
•	All payments are presumed to be made to the certificateholders on the 25th day of the month, regardless of business day conventions; and
•	Delinquency and cumulative loss triggers have failed.

Class	II-M-1	II-M-2	II-M-3	II-M-4
Rating (S/M)	AA+ / Aa1	AA+ / Aa2	AA / Aa3	AA / A1

Loss Severity	30%	30%	30%	30%
Default	12.333 CDR	10.138 CDR	8.815 CDR	7.755 CDR
Collateral Loss	8.11%	6.95%	6.20%	5.57%

Loss Severity	40%	40%	40%	40%
Default	8.915 CDR	7.408CDR	6.485 CDR	5.734CDR
Collateral Loss	8.34%	7.14%	6.37%	5.72%

Loss Severity	50%	50%	50%	50%
Default	6.981 CDR	5.836 CDR	5.129 CDR	4.550 CDR
Collateral Loss	8.48%	7.26%	6.47%	5.81%

Class	II-M-5	II-M-6	II-M-7	II-M-8
Rating (S/M)	A+ / A2	A / A3	A- / Baa1	BBB+ / Baa3

Loss Severity	30%	30%	30%	30%
Default	6.875 CDR	6.090 CDR	5.350 CDR	4.441 CDR
Collateral Loss	5.02%	4.52%	4.03%	3.41%

Loss Severity	40%	40%	40%	40%
Default	5.106 CDR	4.541 CDR	4.004 CDR	3.340 CDR
Collateral Loss	5.16%	4.64%	4.14%	3.50%

Loss Severity	50%	50%	50%	50%
Default	4.062 CDR	3.622 CDR	3.198 CDR	2.677 CDR
Collateral Loss	5.24%	4.72%	4.21%	3.56%

ANNEX E
GROUP II MORTGAGE LOAN CHARACTERISTICS

The Group II Mortgage Loans are expected to have the following characteristics as of January 1, 2007 (the “Cut-off Date”), subject to a permitted variance of plus or minus 10%:

CHARACTERISTICS OF THE GROUP II MORTGAGE LOANS

Current Mortgage Rate*	7.227%
Current Net Mortgage Rate*	6.944%
Cut-off Date Mortgage Loan Principal Balance	$601,994,084.46
Cut-off Date Average Mortgage Loan Principal Balance	$343,996.62
Mortgage Loan Count	1,750
Original Term (months)*	360
Months Since Origination*	2
Stated Remaining Term (months)*	358
Mortgage Loans with Interest Only Terms	84.66%
Mortgage Loans with Prepay Penalty Terms	70.72%
Original Prepay Penalty Term (months)**	28
Remaining Prepay Penalty Term (months)**	26
Credit Score**	704
Original Loan-to-Value Ratio*	77.46%
Original Loan-to-Value Ratio Over 80% Without MI	0.00%
Documentation Type - Full / Alternative	6.39%
Loan Purpose - Purchase / Rate-Term	75.78%
Occupancy Type - Primary / Second Home	81.73%
Property Type - Single Family Residence / PUD	80.56%
California Concentration	41.30%
Months to Next Rate Adjustment*	56
First Periodic Rate Cap*	5.126%
Subsequent Periodic Rate Cap*	1.395%
Lifetime Rate Cap*	5.466%
Gross Margin*	2.744%
Net Margin*	2.460%
Minimum Mortgage Rate*	2.830%
Maximum Mortgage Rate*	12.694%
* Weighted Average
** Non-zero Weighted Average

Credit Scores are not available for eighteen Group II Mortgage Loans with an aggregate principal balance of approximately $4,415,154 (approximately 0.73% of the Group II Mortgage Loans as of the Cut-off Date).

GROUP II MORTGAGE PROGRAMS

	Pct. Of			Months to
	Pool By			Next Rate		First	Subsequent
	Principal	Principal	Gross	Adjustment	Gross	Periodic	Periodic	Lifetime
Program	Balance	Balance	Coupon	Date	Margin	Rate Cap	Rate Cap	Rate Cap
6 mos Libor	0.03%	$191,668.45	6.750%	4	2.500%	5.000%	1.000%	5.000%
6 mos Libor - IO	0.13	776,000.00	6.433	5	2.500	5.000	1.000	5.000
2/6 Libor	1.07	6,456,973.30	7.406	21	3.089	2.966	1.000	5.885
2/6 Libor - 30/40 Balloon	0.16	933,761.43	6.736	21	2.875	3.000	1.000	6.000
2/6 Libor - IO	4.91	29,574,933.85	7.338	21	2.913	3.000	1.000	5.852
3/1 Libor - IO	0.05	298,199.89	5.625	33	2.250	2.000	2.000	6.000
3/6 Libor	0.98	5,883,149.66	7.672	33	3.705	4.700	1.567	5.873
3/6 Libor - 30/40 Balloon	0.74	4,449,918.05	7.326	33	3.174	5.698	1.899	6.000
3/6 Libor - IO	6.44	38,789,919.88	7.015	34	3.550	4.784	1.608	5.828
5/1 Libor	0.21	1,234,795.33	6.686	57	2.347	5.411	2.103	5.411
5/1 Libor - IO	1.91	11,521,120.00	6.746	58	2.267	5.000	2.000	5.000
5/6 Libor	8.07	48,605,991.27	7.329	58	2.934	5.502	1.499	5.527
5/6 Libor - 30/40 Balloon	3.06	18,409,159.40	7.533	57	3.187	5.882	1.882	5.882
5/6 Libor - IO	65.51	394,351,775.43	7.273	58	2.631	5.253	1.330	5.373
7/1 Libor	0.09	563,676.81	6.960	81	2.250	5.000	2.000	5.000
7/1 Libor - IO	0.62	3,735,596.53	6.458	82	2.250	5.000	2.000	5.000
7/6 Libor	0.50	3,018,027.58	6.624	83	2.418	5.234	1.234	5.234
7/6 Libor - 30/40 Balloon	0.14	837,194.68	7.899	81	3.596	6.000	2.000	6.000
7/6 Libor - IO	2.72	16,358,928.23	6.786	82	2.489	5.394	1.412	5.421
10/1 Libor - IO	0.23	1,398,240.00	6.894	118	2.322	5.000	2.000	5.000
10/6 Libor	0.30	1,783,864.99	6.899	118	2.579	5.650	1.650	5.650
10/6 Libor - IO	2.13	12,821,189.70	6.662	117	2.339	5.625	1.629	5.625
Total/Weighted Average:	100.00%	$601,994,084.46	7.227%	56	2.744%	5.126%	1.395%	5.466%

GROUP II MORTGAGE PREPAYMENT PENALTY INFORMATION*

	1 - 12	13 - 24	25 - 36	37 - 60	With	No
Product	Months	Months	Months	Months	Penalty	Penalty
6 mos Arm	0.00% / 0	0.00% / 0	0.16% / 34	0.00% / 0	100.00% / 34	0.00%
2 year Arm	2.27% / 5	3.29% / 21	0.09% / 32	0.00% / 0	91.95% / 15	8.05%
3 year Arm	1.55% / 8	0.59% / 21	4.57% / 34	0.00% / 0	81.84% / 27	18.16%
5 year Arm	14.84% / 7	2.66% / 22	34.99% / 34	0.96% / 57	67.87% / 26	32.13%
7 year Arm	0.39% / 5	0.65% / 22	1.98% / 34	0.07% / 57	75.53% / 28	24.47%
10 year Arm	0.28% / 8	0.00% / 0	1.39% / 33	0.00% / 0	62.56% / 29	37.44%
Total/Weighted Average:	19.32% / 7	7.20% / 21	43.17% / 34	1.03% / 57	70.72% / 26	29.28%

*This table includes the percentage of loans with prepayment penalties in Group II and the non-zero weighted average remaining prepayment penalty term in months.

Current Rates of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Mortgage Rate (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
5.251 - 5.500	0.31%	4	$1,866,265.52	5.500%	722	$466,566.38	81.30%	95.27%	68.59%	0.00%
5.501 - 5.750	0.60	8	3,635,799.89	5.674	692	454,474.99	79.35	93.00	23.16	0.00
5.751 - 6.000	3.89	57	23,438,595.89	5.953	716	411,203.44	71.84	80.02	18.40	6.49
6.001 - 6.250	5.53	76	33,262,611.01	6.204	720	437,665.93	73.37	82.41	26.29	7.07
6.251 - 6.500	8.98	138	54,041,995.47	6.453	707	391,608.66	74.60	85.44	31.03	6.28
6.501 - 6.750	10.83	161	65,171,715.27	6.683	706	404,793.26	74.40	85.84	37.62	8.70
6.751 - 7.000	13.44	232	80,914,072.10	6.919	707	348,767.55	76.10	89.84	42.72	13.37
7.001 - 7.250	11.10	199	66,810,645.58	7.202	702	335,731.89	78.72	93.29	37.66	12.07
7.251 - 7.500	10.74	210	64,631,655.23	7.444	696	307,769.79	79.91	93.34	56.79	17.87
7.501 - 7.750	13.31	236	80,132,028.69	7.682	700	339,542.49	78.64	94.88	54.21	22.28
7.751 - 8.000	8.88	179	53,466,584.38	7.915	703	298,696.00	80.04	94.72	62.75	32.02
8.001 - 8.250	4.84	98	29,111,582.80	8.178	698	297,056.97	80.33	97.47	72.76	36.87
8.251 - 8.500	4.79	95	28,835,878.96	8.423	701	303,535.57	79.10	96.55	67.96	41.33
8.501 - 8.750	1.73	35	10,392,184.90	8.678	696	296,919.57	83.09	96.71	64.02	47.72
8.751 - 9.000	0.64	12	3,862,309.68	8.900	715	321,859.14	84.28	96.38	85.50	45.45
9.001 - 9.250	0.11	4	681,583.94	9.192	705	170,395.99	90.75	93.69	53.30	100.00
9.251 - 9.500	0.04	2	236,500.00	9.457	705	118,250.00	90.39	90.39	100.00	34.55
9.501 - 9.750	0.03	1	155,705.00	9.625	695	155,705.00	95.00	95.00	100.00	100.00
9.751 - 10.000	0.22	3	1,346,370.15	9.875	665	448,790.05	86.85	93.15	100.00	100.00
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 5.500%
Maximum: 9.875%
Weighted Average: 7.227%

Net Mortgage Rates of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Net Mortgage Rate (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
4.751 - 5.000	0.04%	1	$243,065.52	5.500%	770	$243,065.52	89.99%	89.99%	0.00%	0.00%
5.001 - 5.250	0.27	3	1,623,200.00	5.500	715	541,066.67	80.00	96.06	78.86	0.00
5.251 - 5.500	0.60	8	3,635,799.89	5.674	692	454,474.99	79.35	93.00	23.16	0.00
5.501 - 5.750	3.89	57	23,438,595.89	5.953	716	411,203.44	71.84	80.02	18.40	6.49
5.751 - 6.000	5.63	78	33,883,447.08	6.211	720	434,403.17	73.62	82.58	27.64	6.94
6.001 - 6.250	9.05	140	54,468,622.96	6.462	707	389,061.59	74.86	85.55	31.01	6.23
6.251 - 6.500	11.16	168	67,172,600.06	6.707	706	399,836.91	75.05	86.15	39.30	8.45
6.501 - 6.750	13.83	240	83,248,720.48	6.947	708	346,869.67	76.69	90.04	44.33	13.59
6.751 - 7.000	11.17	203	67,264,147.36	7.219	702	331,350.48	78.88	93.35	38.63	12.08
7.001 - 7.250	10.55	208	63,483,784.85	7.456	695	305,210.50	79.61	93.28	56.01	18.19
7.251 - 7.500	13.85	250	83,347,659.69	7.720	701	333,390.64	79.15	94.77	55.41	22.77
7.501 - 7.750	8.64	174	51,994,056.10	7.929	703	298,816.41	79.67	94.76	60.40	33.69
7.751 - 8.000	4.61	92	27,778,771.08	8.200	696	301,943.16	79.43	97.40	71.45	41.87
8.001 - 8.250	4.78	91	28,765,290.08	8.487	698	316,102.09	78.90	96.39	68.89	44.74
8.251 - 8.500	1.42	28	8,525,703.23	8.717	691	304,489.40	80.20	96.80	64.77	45.17
8.501 - 8.750	0.43	7	2,563,407.04	8.892	707	366,201.01	80.46	98.69	78.15	25.03
8.751 - 9.000	0.02	1	133,600.00	9.125	686	133,600.00	80.00	95.00	0.00	100.00
9.501 - 9.750	0.07	1	423,613.15	9.875	714	423,613.15	80.00	100.00	100.00	100.00
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 4.980%
Maximum: 9.615%
Weighted Average: 6.944%

Original Principal Balances of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Original	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Principal Balance ($)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
25,000.01 - 50,000.00	0.01%	1	$49,232.57	6.875%	727	$49,232.57	74.85%	90.00%	0.00%	0.00%
50,000.01 - 75,000.00	0.22	20	1,295,054.53	7.936	722	64,752.73	80.11	93.51	36.39	89.83
75,000.01 - 100,000.00	0.89	60	5,383,394.87	7.692	713	89,723.25	78.50	91.52	47.36	68.58
100,000.01 - 125,000.00	1.41	74	8,470,855.81	7.685	714	114,471.02	77.64	92.41	46.28	59.24
125,000.01 - 150,000.00	2.47	106	14,857,772.35	7.502	714	140,167.66	78.98	91.89	44.32	49.86
150,000.01 - 175,000.00	3.17	118	19,078,216.48	7.549	703	161,679.80	79.58	91.74	49.37	44.56
175,000.01 - 200,000.00	4.61	148	27,747,856.92	7.501	698	187,485.52	78.96	93.49	54.47	37.29
200,000.01 - 225,000.00	4.69	132	28,216,846.72	7.336	707	213,763.99	79.72	92.77	60.53	33.30
225,000.01 - 250,000.00	4.50	114	27,114,935.44	7.247	702	237,850.31	80.00	93.47	53.44	22.71
250,000.01 - 275,000.00	3.90	90	23,496,565.64	7.344	699	261,072.95	80.38	94.40	60.73	23.38
275,000.01 - 350,000.00	11.70	227	70,422,532.57	7.155	701	310,231.42	77.92	91.06	54.10	27.21
350,000.01 - 450,000.00	15.57	233	93,737,401.78	7.156	706	402,306.45	77.62	90.65	51.64	15.64
450,000.01 - 550,000.00	15.34	186	92,331,548.92	7.116	703	496,406.18	78.59	91.46	47.60	10.83
550,000.01 - 650,000.00	10.46	106	62,958,917.79	6.991	699	593,952.05	76.17	89.12	46.71	3.91
650,000.01 - 750,000.00	3.87	33	23,290,052.06	7.170	697	705,759.15	78.49	92.23	33.07	3.20
750,000.01 - 850,000.00	4.12	31	24,807,854.15	7.243	704	800,253.36	75.07	88.84	19.53	3.13
850,000.01 - 950,000.00	1.79	12	10,777,588.38	7.364	691	898,132.37	77.22	87.28	24.44	8.14
950,000.01 - 1,100,000.00	5.13	31	30,910,592.91	7.306	714	997,115.90	73.11	91.07	48.23	9.64
1,100,000.01 - 1,250,000.00	2.34	12	14,090,344.35	7.527	730	1,174,195.36	74.42	90.57	41.71	8.07
1,250,000.01 - 1,500,000.00	3.48	15	20,956,520.22	7.174	705	1,397,101.35	71.45	85.51	14.32	0.00
1,750,000.01 - 2,000,000.00	0.33	1	2,000,000.00	7.000	712	2,000,000.00	54.79	74.19	0.00	0.00
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: $49,400.00
Maximum: $2,000,000.00
Average: $344,506.27

Cut-off Date Principal Balances of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Cut-off Date	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Principal Balance ($)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
0.01 - 25,000.00	0.00%	1	$24,600.00	7.375%	719	$24,600.00	80.00%	90.00%	0.00%	0.00%
25,000.01 - 50,000.00	0.01	1	49,232.57	6.875	727	49,232.57	74.85	90.00	0.00	0.00
50,000.01 - 75,000.00	0.23	21	1,369,958.28	7.837	724	65,236.11	78.19	90.86	39.87	84.92
75,000.01 - 100,000.00	0.89	60	5,386,441.12	7.697	712	89,774.02	78.98	92.00	45.94	68.54
100,000.01 - 125,000.00	1.41	74	8,470,855.81	7.685	714	114,471.02	77.64	92.41	46.28	59.24
125,000.01 - 150,000.00	2.49	107	15,007,718.28	7.504	714	140,259.05	78.99	91.97	43.88	50.36
150,000.01 - 175,000.00	3.17	118	19,102,997.40	7.551	702	161,889.81	79.44	91.65	50.22	43.72
175,000.01 - 200,000.00	4.58	146	27,548,530.07	7.499	698	188,688.56	79.05	93.52	54.23	37.56
200,000.01 - 225,000.00	4.76	134	28,664,369.03	7.334	706	213,913.20	79.88	92.72	61.15	32.78
225,000.01 - 250,000.00	4.43	112	26,667,413.13	7.246	703	238,101.90	79.83	93.53	52.66	23.09
250,000.01 - 275,000.00	3.99	92	24,046,407.64	7.355	699	261,374.00	80.37	94.53	60.49	23.99
275,000.01 - 350,000.00	11.61	225	69,872,690.57	7.150	701	310,545.29	77.91	90.99	54.14	27.03
350,000.01 - 450,000.00	15.57	233	93,737,401.78	7.156	706	402,306.45	77.62	90.65	51.64	15.64
450,000.01 - 550,000.00	15.34	186	92,331,548.92	7.116	703	496,406.18	78.59	91.46	47.60	10.83
550,000.01 - 650,000.00	10.45	105	62,880,967.79	6.991	700	598,866.36	76.16	89.13	46.77	3.91
650,000.01 - 750,000.00	3.87	33	23,290,052.06	7.170	697	705,759.15	78.49	92.23	33.07	3.20
750,000.01 - 850,000.00	4.12	31	24,807,854.15	7.243	704	800,253.36	75.07	88.84	19.53	3.13
850,000.01 - 950,000.00	1.79	12	10,777,588.38	7.364	691	898,132.37	77.22	87.28	24.44	8.14
950,000.01 - 1,100,000.00	5.13	31	30,910,592.91	7.306	714	997,115.90	73.11	91.07	48.23	9.64
1,100,000.01 - 1,250,000.00	2.34	12	14,090,344.35	7.527	730	1,174,195.36	74.42	90.57	41.71	8.07
1,250,000.01 - 1,500,000.00	3.48	15	20,956,520.22	7.174	705	1,397,101.35	71.45	85.51	14.32	0.00
1,750,000.01 - 2,000,000.00	0.33	1	2,000,000.00	7.000	712	2,000,000.00	54.79	74.19	0.00	0.00
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: $24,600.00
Maximum: $2,000,000.00
Average: $343,996.62

Original Terms of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Original Term (months)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
360	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 360 Months
Maximum: 360 Months
Weighted Average: 360 Months

Stated Remaining Terms of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Stated	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Remaining Term (months)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
Greater than or equal to 340	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 349 Months
Maximum: 360 Months
Weighted Average: 358 Months

Months Since Origination of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Months Since Origination	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
0	1.06%	12	$6,381,920.00	6.916%	703	$531,826.67	76.92%	90.22%	12.90%	3.13%
1	18.70	283	112,588,492.43	6.999	702	397,839.20	75.68	88.75	32.79	15.32
2	37.29	622	224,481,996.47	7.146	706	360,903.53	77.47	90.97	44.98	15.06
3	33.01	643	198,707,083.94	7.371	703	309,031.23	78.63	92.07	58.48	22.53
4 - 6	9.71	185	58,445,281.31	7.524	708	315,920.44	76.93	91.82	46.19	23.28
7 - 9	0.17	4	1,023,860.00	7.126	694	255,965.00	81.64	90.54	81.27	33.98
10 - 12	0.06	1	365,450.31	7.990	604	365,450.31	69.96	69.96	0.00	0.00
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 0 Months
Maximum: 11 Months
Weighted Average: 2 Months

Original Interest Only Term of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Original Interest	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Only Term (months)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
0	15.34%	365	$92,368,180.95	7.353%	698	$253,063.51	77.91%	87.95%	59.44%	24.43%
36	0.11	2	676,000.00	5.917	675	338,000.00	80.00	100.00	0.00	0.00
60	10.29	173	61,941,735.87	6.987	704	358,044.72	78.06	90.81	33.82	15.91
84	0.37	4	2,254,000.00	6.871	710	563,500.00	68.01	74.44	39.22	16.15
120	73.88	1206	444,754,167.64	7.239	705	368,784.55	77.33	91.71	46.32	17.36
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Non-zero Minimum: 36 Months
Maximum: 120 Months
Non-zero Weighted Average: 112 Months

Original Prepay Penalty Term of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Original Prepay	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Penalty Term (months)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
0	29.28%	465	$176,289,704.46	7.229%	707	$379,117.64	76.84%	91.35%	38.58%	12.27%
4	0.08	1	496,800.00	8.000	745	496,800.00	80.00	95.00	0.00	100.00
5	0.09	1	568,000.00	8.250	641	568,000.00	80.00	100.00	100.00	0.00
6	6.32	89	38,069,675.00	7.131	699	427,749.16	75.38	89.61	38.69	10.81
7	1.44	21	8,689,573.11	7.759	694	413,789.20	76.50	92.45	85.73	10.23
11	0.14	1	814,544.28	8.625	715	814,544.28	80.00	100.00	0.00	0.00
12	11.24	234	67,682,797.29	7.550	709	289,242.72	79.53	91.36	56.19	42.99
24	7.20	117	43,316,284.99	7.158	692	370,224.66	73.89	88.49	60.07	14.84
30	0.05	1	274,400.00	6.875	673	274,400.00	80.00	100.00	0.00	0.00
36	43.12	804	259,603,206.14	7.158	704	322,889.56	78.24	91.22	48.78	18.08
60	1.03	16	6,189,099.19	6.559	692	386,818.70	78.37	87.50	20.65	5.96
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Non-zero Minimum: 4 Months
Maximum: 60 Months
Non-zero Weighted Average (Original Prepay Penalty Term): 28 Months
Non-zero Weighted Average (Remaining Prepay Penalty Term): 26 Months

Credit Scores of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Credit Scores	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
Not Avaliable	0.73%	18	$4,415,154.19	8.108%	n/a	$245,286.34	74.19%	87.42%	92.16%	8.95%
581 - 600	0.07	1	400,000.00	6.875	598	400,000.00	40.00	40.00	100.00	0.00
601 - 620	0.55	11	3,315,758.37	7.429	616	301,432.58	73.60	79.75	19.84	0.00
621 - 640	7.93	144	47,748,610.54	7.452	631	331,587.57	77.53	88.14	47.83	5.96
641 - 660	10.27	180	61,850,041.67	7.334	650	343,611.34	77.90	92.15	52.03	6.96
661 - 680	13.54	229	81,481,835.42	7.249	670	355,815.88	78.47	92.89	48.65	9.72
681 - 700	16.25	275	97,825,713.65	7.144	690	355,729.87	76.92	91.07	51.89	20.31
701 - 720	15.85	271	95,430,226.15	7.205	709	352,141.06	77.32	90.91	42.93	21.73
721 - 740	9.96	179	59,971,057.58	7.172	730	335,033.84	77.83	92.32	42.70	26.68
741 - 760	10.90	193	65,613,905.28	7.159	750	339,968.42	77.94	92.39	41.08	21.67
761 - 780	7.87	141	47,376,679.75	7.164	769	336,004.82	77.76	90.49	43.47	27.52
781 - 800	4.77	88	28,716,476.73	7.275	787	326,323.60	76.23	88.04	48.10	32.47
Greater than or equal to 801	1.30	20	7,848,625.13	6.754	806	392,431.26	72.79	80.17	54.04	16.89
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Non-zero Minimum: 598
Maximum: 816
Non-zero Weighted Average: 704

Original Loan-to-Value Ratios of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Original	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Loan-to-Value Ratio (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
Less than or equal to 50.00	1.67%	31	$10,027,640.48	6.560%	718	$323,472.27	41.64%	43.14%	60.70%	14.22%
50.01 - 55.00	1.36	13	8,184,257.26	6.582	704	629,558.25	53.34	59.59	29.61	12.07
55.01 - 60.00	2.05	34	12,359,152.33	6.692	702	363,504.48	58.33	63.37	63.16	10.25
60.01 - 65.00	3.47	51	20,885,150.02	6.769	716	409,512.75	63.80	72.22	60.92	31.35
65.01 - 70.00	4.10	71	24,678,110.11	6.925	701	347,579.02	69.34	80.00	36.51	31.37
70.01 - 75.00	13.27	160	79,890,273.95	7.256	702	499,314.21	74.28	89.96	35.28	14.43
75.01 - 80.00	68.39	1243	411,707,437.93	7.258	703	331,220.79	79.86	95.21	45.21	16.93
80.01 - 85.00	0.39	10	2,361,420.86	7.363	695	236,142.09	83.77	83.77	100.00	25.09
85.01 - 90.00	2.00	51	12,050,160.14	8.031	698	236,277.65	89.65	89.65	89.20	46.06
90.01 - 95.00	2.10	50	12,624,621.30	7.738	709	252,492.43	94.89	94.89	99.38	22.86
95.01 - 100.00	1.20	36	7,225,860.08	7.813	722	200,718.34	99.84	99.84	65.05	24.38
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 19.78%
Maximum: 100.00%
Weighted Average: 77.46%

Documentation Type of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Documentation Type	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
Full	5.77%	136	$34,724,342.62	6.871%	709	$255,326.05	78.88%	90.79%	0.00%	23.91%
Alternate	0.63	11	3,765,124.26	6.694	712	342,284.02	75.87	92.86	0.00	0.00
Reduced	46.41	726	279,383,385.76	7.071	705	384,825.60	76.73	91.15	0.00	18.54
Lite	0.23	3	1,388,791.67	6.507	711	462,930.56	80.00	93.53	0.00	0.00
Stated/Stated	7.13	128	42,941,182.33	7.365	708	335,477.99	76.69	91.86	100.00	21.82
No Ratio	30.27	536	182,195,084.73	7.450	700	339,916.20	79.48	93.11	100.00	15.59
No Doc	9.57	210	57,596,173.09	7.443	704	274,267.49	74.38	82.74	100.00	21.00
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Loan Purpose of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Loan Purpose	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
Purchase	67.25%	1241	$404,844,326.86	7.353%	708	$326,224.28	79.66%	96.01%	48.16%	20.68%
Rate Term Refinance	8.53	122	51,363,296.65	6.763	703	421,010.63	74.30	84.66	28.53	11.90
Cashout Refinance	24.22	387	145,786,460.95	7.043	693	376,709.20	72.47	79.23	50.14	13.80
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Occupancy Status of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Occupancy Status	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
Owner Occupied	72.44%	1096	$436,082,199.01	7.073%	697	$397,885.22	77.38%	91.14%	45.10%	0.00%
Second Home	9.29	169	55,937,112.09	7.554	720	330,988.83	77.23	91.44	64.74	0.00
Investor	18.27	485	109,974,773.36	7.675	722	226,752.11	77.92	90.14	45.34	100.00
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Property Type of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Property Type	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
PUD	26.69%	447	$160,688,315.47	7.270%	706	$359,481.69	78.36%	92.61%	46.65%	17.71%
Single Family	53.87	875	324,268,655.06	7.157	699	370,592.75	76.58	90.08	48.51	12.82
Condo (Low Rise)	9.96	267	59,971,958.00	7.435	714	224,614.07	79.73	92.09	50.98	29.35
Condo (High Rise)	0.90	19	5,418,721.11	7.434	708	285,195.85	78.86	89.52	45.01	30.86
Condotel	0.56	7	3,391,090.00	6.811	741	484,441.43	77.80	79.46	16.22	8.82
2-Family	3.49	67	21,032,937.85	7.226	711	313,924.45	78.75	94.50	36.32	40.29
3-Family	1.64	24	9,848,418.15	7.268	713	410,350.76	75.70	87.81	39.87	37.43
4-Family	2.78	40	16,712,493.21	7.434	730	417,812.33	76.60	88.90	28.50	48.64
Townhouse	0.11	4	661,495.61	7.040	711	165,373.90	78.55	92.94	89.72	10.28
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Geographic Distribution of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Geographic	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Location	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
California	41.30%	528	$248,633,794.13	7.101%	702	$470,897.34	76.11%	89.59%	40.88%	8.28%
Nevada	14.60	291	87,881,934.84	7.256	713	301,999.78	78.50	94.30	44.06	24.43
Florida	11.99	291	72,203,282.77	7.532	700	248,121.25	80.98	90.00	73.28	24.47
New York	4.60	49	27,712,685.81	6.643	712	565,565.02	73.99	89.05	27.49	18.63
Arizona	3.28	71	19,724,531.42	7.497	701	277,810.30	77.46	89.99	54.66	29.80
Virginia	3.13	55	18,847,137.43	7.097	693	342,675.23	80.83	92.07	57.09	23.17
Maryland	2.89	54	17,387,687.08	7.131	691	321,994.21	79.77	90.68	73.49	10.24
Colorado	2.42	51	14,586,953.99	7.469	713	286,018.71	77.98	96.97	33.71	50.95
Utah	2.33	38	14,046,405.80	7.478	725	369,642.26	78.03	96.18	55.07	17.54
Illinois	2.16	61	13,010,749.06	7.859	701	213,290.97	82.47	96.70	39.91	45.71
Other	11.29	261	67,958,922.13	7.327	701	260,379.01	76.01	90.22	43.69	25.33
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%

Months to Next Rate Adjustment Date of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Months to	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Next Rate Adjustment	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
4 - 6	0.16%	3	$967,668.45	6.496%	718	$322,556.15	80.00%	94.63%	42.99%	0.00%
13 - 24	6.14	100	36,965,668.58	7.334	691	369,656.69	74.98	91.08	66.27	19.89
25 - 36	8.21	175	49,421,187.48	7.113	695	282,406.79	79.39	94.43	62.24	12.92
37 - 60	78.76	1382	474,122,841.43	7.274	705	343,070.07	77.95	91.56	45.17	18.88
61 - 84	4.07	63	24,513,423.83	6.758	710	389,101.97	72.05	79.41	39.83	15.25
85 - 120	2.66	27	16,003,294.69	6.709	722	592,714.62	70.96	80.36	19.66	18.68
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 4 Months
Maximum: 119 Months
Weighted Average: 56 Months

First Periodic Rate Cap of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
First Periodic	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Rate Cap (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
1.751 - 2.000	0.19%	3	$1,146,299.89	6.613%	668	$382,099.96	77.55%	86.17%	67.19%	0.00%
2.501 - 2.750	0.10	1	615,856.54	6.625	685	615,856.54	65.00	65.00	100.00	0.00
2.751 - 3.000	11.61	196	69,887,298.25	7.141	694	356,567.85	75.82	92.60	51.31	16.01
4.751 - 5.000	51.24	846	308,435,593.72	7.306	707	364,581.08	77.09	92.26	40.31	20.92
5.001 - 5.250	0.21	1	1,258,775.00	6.125	742	1,258,775.00	70.00	89.30	0.00	0.00
5.751 - 6.000	36.65	703	220,650,261.06	7.157	703	313,869.50	78.57	88.79	54.90	15.53
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 2.000%
Maximum: 6.000%
Weighted Average: 5.126%

Subsequent Periodic Rate Cap of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Subsequent Periodic	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Rate Cap (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
0.751 - 1.000	60.51%	1006	$364,284,766.33	7.303%	704	$362,112.09	76.92%	92.86%	43.35%	20.39%
1.751 - 2.000	39.40	743	237,202,153.38	7.112	704	319,249.20	78.28	88.08	52.41	15.05
2.001 - 2.250	0.08	1	507,164.75	7.000	717	507,164.75	80.00	100.00	100.00	0.00
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 1.000%
Maximum: 2.250%
Weighted Average: 1.395%

Lifetime Rate Cap of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Lifetime Rate Cap (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
2.751 - 3.000	0.07%	1	$405,600.00	7.375%	674	$405,600.00	80.00%	100.00%	100.00%	0.00%
4.751 - 5.000	53.37	879	321,293,537.30	7.271	707	365,521.66	77.11	92.25	40.28	20.30
5.001 - 5.250	0.03	1	172,000.00	7.875	N/A	172,000.00	80.00	100.00	0.00	0.00
5.751 - 6.000	46.45	867	279,655,255.07	7.176	701	322,555.08	77.86	89.49	54.68	16.00
6.751 - 7.000	0.04	1	211,692.10	7.625	717	211,692.10	80.00	95.00	0.00	0.00
10.751 - 11.000	0.04	1	255,999.99	7.000	679	255,999.99	80.00	100.00	0.00	0.00
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 3.000%
Maximum: 11.000%
Weighted Average: 5.466%

Gross Margin of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Gross Margin (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
2.001 - 2.250	44.14%	776	$265,716,591.50	7.369%	713	$342,418.29	76.82%	92.37%	44.59%	22.97%
2.251 - 2.500	16.12	204	97,065,488.92	6.607	705	475,811.22	74.92	86.06	23.89	8.17
2.501 - 2.750	7.29	114	43,891,464.11	7.235	687	385,012.84	76.60	93.06	37.96	14.61
2.751 - 3.000	13.82	292	83,205,995.35	7.429	691	284,952.04	79.80	90.22	78.68	18.26
3.001 - 3.250	3.83	53	23,057,239.25	6.548	702	435,042.25	76.55	88.16	17.49	5.44
3.251 - 3.500	4.86	103	29,285,299.10	7.336	699	284,323.29	78.15	87.99	66.74	26.74
3.501 - 3.750	1.07	29	6,454,904.95	8.031	733	222,582.93	90.73	95.39	71.48	44.68
3.751 - 4.000	1.78	41	10,742,743.16	7.554	683	262,018.13	83.17	93.24	77.85	14.20
4.001 - 4.250	1.09	21	6,551,967.95	7.827	702	311,998.47	82.84	95.22	59.50	6.14
4.251 - 4.500	0.96	19	5,798,063.91	7.647	706	305,161.26	83.54	95.82	62.39	6.31
4.501 - 4.750	0.51	6	3,098,218.64	7.432	686	516,369.77	77.02	88.79	73.30	0.00
4.751 - 5.000	3.35	74	20,162,760.32	7.198	695	272,469.73	79.10	96.49	46.44	20.71
5.001 - 5.250	0.27	5	1,613,899.98	7.215	719	322,780.00	80.00	93.75	65.43	0.00
5.251 - 5.500	0.41	7	2,467,184.17	7.467	722	352,454.88	77.34	99.32	9.64	8.00
5.501 - 5.750	0.04	1	214,050.00	7.625	755	214,050.00	79.99	99.98	100.00	0.00
5.751 - 6.000	0.44	5	2,668,213.15	8.028	646	533,642.63	80.00	88.58	64.91	29.08
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 2.250%
Maximum: 6.000%
Weighted Average: 2.744%

Minimum Mortgage Rates of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Minimum Rate (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
0.751 - 1.000	0.03%	1	$194,549.99	7.375%	760	$194,549.99	80.00%	99.98%	0.00%	100.00%
2.001 - 2.250	34.17	570	205,725,870.51	7.239	710	360,922.58	76.27	90.86	42.73	20.14
2.251 - 2.500	17.77	247	106,985,982.50	6.718	704	433,141.63	75.28	87.04	25.81	9.58
2.501 - 2.750	10.73	179	64,588,682.13	7.360	702	360,830.63	77.14	94.51	39.99	18.17
2.751 - 3.000	15.44	328	92,971,432.77	7.482	696	283,449.49	79.69	91.06	76.55	21.48
3.001 - 3.250	5.09	81	30,620,387.98	6.954	703	378,029.48	77.30	90.56	31.32	15.81
3.251 - 3.500	5.90	122	35,522,391.25	7.485	704	291,167.14	78.18	89.70	64.20	29.68
3.501 - 3.750	1.31	32	7,909,369.23	8.038	729	247,167.79	88.76	96.24	63.95	36.47
3.751 - 4.000	1.96	43	11,809,492.26	7.504	686	274,639.35	82.65	93.63	70.82	17.32
4.001 - 4.250	0.98	19	5,871,967.95	7.829	703	309,050.94	83.17	94.67	66.39	6.85
4.251 - 4.500	0.96	19	5,798,063.91	7.647	706	305,161.26	83.54	95.82	62.39	6.31
4.501 - 4.750	0.59	8	3,574,354.38	7.475	695	446,794.30	77.42	88.47	67.80	4.26
4.751 - 5.000	3.33	74	20,030,206.20	7.199	696	270,678.46	79.09	96.82	46.08	20.85
5.001 - 5.250	0.29	6	1,761,899.98	7.239	716	293,650.00	80.00	93.85	68.34	0.00
5.251 - 5.500	0.41	7	2,467,184.17	7.467	722	352,454.88	77.34	99.32	9.64	8.00
5.501 - 5.750	0.04	1	214,050.00	7.625	755	214,050.00	79.99	99.98	100.00	0.00
5.751 - 6.000	0.44	5	2,668,213.15	8.028	646	533,642.63	80.00	88.58	64.91	29.08
6.501 - 6.750	0.09	2	568,800.00	6.674	695	284,400.00	80.00	87.85	60.76	0.00
6.751 - 7.000	0.09	1	524,000.00	6.000	702	524,000.00	80.00	100.00	0.00	0.00
7.251 - 7.500	0.07	1	416,000.00	7.500	673	416,000.00	80.00	100.00	100.00	0.00
7.501 - 7.750	0.13	2	812,000.00	7.625	653	406,000.00	80.00	91.28	58.13	0.00
7.751 - 8.000	0.06	1	340,000.00	8.000	714	340,000.00	80.00	100.00	0.00	0.00
8.001 - 8.250	0.10	1	619,186.10	8.125	688	619,186.10	79.90	99.90	100.00	0.00
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 1.000%
Maximum: 8.125%
Weighted Average: 2.830%

Maximum Mortgage Rates of the Group II Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Maximum Rate (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
10.251 - 10.500	0.34%	4	$2,028,800.00	5.875%	707	$507,200.00	80.00%	96.85%	83.08%	0.00%
10.501 - 10.750	0.47	6	2,853,600.00	5.687	690	475,600.00	80.00	94.85	19.06	0.00
10.751 - 11.000	2.45	35	14,768,747.94	5.971	717	421,964.23	72.39	80.98	16.65	8.84
11.001 - 11.250	3.19	38	19,214,238.57	6.208	724	505,637.86	75.22	84.97	23.67	6.93
11.251 - 11.500	3.99	54	24,028,616.84	6.441	713	444,974.39	72.51	81.52	32.47	8.41
11.501 - 11.750	4.64	58	27,942,930.05	6.661	700	481,774.66	74.10	83.58	26.35	3.25
11.751 - 12.000	7.93	128	47,714,132.06	6.736	710	372,766.66	76.19	88.88	30.29	11.14
12.001 - 12.250	7.99	136	48,096,991.63	6.907	702	353,654.35	75.95	90.03	22.59	11.86
12.251 - 12.500	9.93	182	59,780,409.22	6.948	700	328,463.79	77.69	91.82	36.38	13.95
12.501 - 12.750	14.51	240	87,344,299.99	7.246	708	363,934.58	76.57	92.73	46.58	16.97
12.751 - 13.000	12.53	235	75,444,008.90	7.367	709	321,038.34	76.68	92.45	53.77	23.35
13.001 - 13.250	8.62	166	51,915,146.48	7.551	708	312,741.85	79.51	94.43	61.37	23.52
13.251 - 13.500	9.29	174	55,922,935.56	7.826	698	321,396.18	79.65	93.80	67.85	24.25
13.501 - 13.750	5.72	111	34,418,988.23	7.791	694	310,080.98	79.70	92.71	65.49	28.72
13.751 - 14.000	3.54	73	21,285,883.48	7.989	689	291,587.44	81.89	90.87	76.33	27.58
14.001 - 14.250	1.72	34	10,375,462.71	8.170	677	305,160.67	81.33	95.18	75.30	18.33
14.251 - 14.500	1.20	32	7,198,033.56	8.434	692	224,938.55	82.61	94.57	71.88	40.79
14.501 - 14.750	1.12	25	6,771,910.48	8.647	686	270,876.42	84.50	95.06	63.94	42.37
14.751 - 15.000	0.44	9	2,636,402.83	9.055	701	292,933.65	86.28	95.52	92.11	58.32
15.001 - 15.250	0.11	4	681,583.94	9.192	705	170,395.99	90.75	93.69	53.30	100.00
15.251 - 15.500	0.04	2	236,500.00	9.457	705	118,250.00	90.39	90.39	100.00	34.55
15.501 - 15.750	0.03	1	155,705.00	9.625	695	155,705.00	95.00	95.00	100.00	100.00
15.751 - 16.000	0.15	2	922,757.00	9.875	643	461,378.50	90.00	90.00	100.00	100.00
17.751 - 18.000	0.04	1	255,999.99	7.000	679	255,999.99	80.00	100.00	0.00	0.00
Total/Weighted Average:	100.00%	1750	$601,994,084.46	7.227%	704	$343,996.62	77.46%	90.98%	46.97%	18.27%
Minimum: 10.375%
Maximum: 18.000%
Weighted Average: 12.694%

ANNEX F
GROUP II-1 MORTGAGE LOAN CHARACTERISTICS

The Group II-1 Mortgage Loans are expected to have the following characteristics as of January 1, 2007 (the “Cut-off Date”), subject to a permitted variance of plus or minus 10%:

CHARACTERISTICS OF THE GROUP II-1 MORTGAGE LOANS

Current Mortgage Rate*	7.281%
Current Net Mortgage Rate*	6.989%
Cut-off Date Mortgage Loan Principal Balance	$109,622,459.41
Cut-off Date Average Mortgage Loan Principal Balance	$229,335.69
Mortgage Loan Count	478
Original Term (months)*	360
Months Since Origination*	2
Stated Remaining Term (months)*	358
Mortgage Loans with Interest Only Terms	73.14%
Mortgage Loans with Prepay Penalty Terms	70.87%
Original Prepay Penalty Term (months)**	29
Remaining Prepay Penalty Term (months)**	26
Credit Score**	700
Original Loan to Value Ratio*	78.61%
Original Loan to Value Ratio Over 80% Without MI	0.00%
Documentation Type - Full / Alternative	12.07%
Loan Purpose - Purchase / Rate-Term	51.76%
Occupancy Type - Primary / Second Home	60.89%
Property Type - Single Family Residence / PUD	68.11%
California Concentration	22.79%
Months to Next Rate Adjustment*	56
First Periodic Rate Cap*	5.143%
Subsequent Periodic Rate Cap*	1.466%
Lifetime Rate Cap*	5.542%
Gross Margin*	2.784%
Net Margin*	2.492%
Minimum Mortgage Rate*	2.807%
Maximum Mortgage Rate*	12.823%
* Weighted Average
** Non-zero Weighted Average

Credit Scores are not available for four Group II-1 Mortgage Loans with an aggregate principal balance of approximately $954,236.59 (approximately 0.87% of the Group II-1 Mortgage Loans as of the Cut-off Date).

GROUP II-1 MORTGAGE PROGRAMS

	Pct. Of			Months to
	Pool By			Next Rate		First	Subsequent
	Principal	Principal	Gross	Adjustment	Gross	Periodic	Periodic	Lifetime
Program	Balance	Balance	Coupon	Date	Margin	Rate Cap	Rate Cap	Rate Cap
6 mos Libor	0.17%	$191,668.45	6.750%	4	2.500%	5.000%	1.000%	5.000%
6 mos Libor - IO	0.71	776,000.00	6.433	5	2.500	5.000	1.000	5.000
2/6 Libor	1.75	1,917,776.24	7.585	21	2.897	3.000	1.000	5.823
2/6 Libor - IO	3.14	3,444,234.63	7.470	21	3.178	3.000	1.000	5.910
3/1 Libor - IO	0.27	298,199.89	5.625	33	2.250	2.000	2.000	6.000
3/6 Libor	1.85	2,023,559.12	7.501	33	3.745	5.066	1.689	5.749
3/6 Libor - 30/40 Balloon	1.08	1,184,744.11	7.042	34	2.960	5.393	1.798	6.000
3/6 Libor - IO	7.10	7,778,007.38	6.908	34	3.422	4.782	1.610	5.850
5/1 Libor	0.46	507,597.42	6.344	57	2.485	5.000	2.000	5.000
5/1 Libor - IO	2.90	3,178,500.00	6.716	58	2.250	5.000	2.000	5.000
5/6 Libor	12.28	13,458,704.10	7.470	57	2.953	5.575	1.546	5.575
5/6 Libor - 30/40 Balloon	6.63	7,266,662.02	7.390	57	3.148	5.852	1.852	5.852
5/6 Libor - IO	52.66	57,730,948.49	7.381	57	2.626	5.214	1.400	5.496
71 Libor	0.15	164,794.17	8.375	82	2.250	5.000	2.000	5.000
7/1 Libor - IO	0.60	662,396.53	6.000	82	2.250	5.000	2.000	5.000
7/6 Libor	1.01	1,107,095.32	6.906	83	2.453	5.187	1.187	5.187
7/6 Libor - 30/40 Balloon	0.54	589,604.90	8.434	81	3.636	6.000	2.000	6.000
7/6 Libor - IO	4.74	5,199,182.96	6.832	82	2.500	5.171	1.226	5.254
10/1 Libor - IO	0.18	200,240.00	7.500	118	2.750	5.000	2.000	5.000
10/6 Libor	0.94	1,034,543.68	6.874	118	2.817	5.397	1.397	5.397
10/6 Libor - IO	0.83	908,000.00	6.206	118	2.333	5.000	1.000	5.000
Total/Weighted Average:	100.00%	$109,622,459.41	7.281%	56	2.784%	5.143%	1.466%	5.542%

GROUP II-1 MORTGAGE PREPAYMENT PENALTY INFORMATION*

	1 - 12	13 - 24	25 - 36	37 - 60	With	No
Product	Months	Months	Months	Months	Penalty	Penalty
6 mos Arm	0.00% / 0	0.00% / 0	0.88% / 34	0.00% / 0	100.00% / 34	0.00%
2 year Arm	1.72% / 4	2.82% / 22	0.00% / 0	0.00% / 0	93.00% / 15	7.00%
3 year Arm	1.65% / 9	0.79% / 21	4.83% / 34	0.00% / 0	70.66% / 27	29.34%
5 year Arm	13.39% / 9	2.64% / 21	35.47% / 33	0.00% / 0	68.73% / 26	31.27%
7 year Arm	0.15% / 4	1.19% / 21	3.73% / 34	0.00% / 0	72.04% / 30	27.96%
10 year Arm	0.37% / 10	0.00% / 0	1.21% / 34	0.00% / 0	81.13% / 29	18.87%
Total/Weighted Average:	17.29% / 8	7.44% / 21	46.13% / 33	0.00% / 0	70.87% / 26	29.13%

*This table includes the percentage of loans with prepayment penalties in Group II-1 and the non-zero weighted average remaining prepayment penalty term in months.

Current Rates of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Mortgage Rate (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
5.501 - 5.750	0.27%	1	$298,199.89	5.625%	705	$298,199.89	72.030%	72.03%	100.00%	0.00%
5.751 - 6.000	4.11	14	4,505,190.41	5.984	718	321,799.32	76.43	82.36	30.46	22.11
6.001 - 6.250	2.18	8	2,387,287.44	6.190	717	298,410.93	78.40	90.40	32.46	23.18
6.251 - 6.500	7.81	31	8,558,872.17	6.447	704	276,092.65	78.04	87.95	33.31	18.70
6.501 - 6.750	10.87	42	11,912,185.12	6.690	696	283,623.46	75.38	88.05	31.18	20.91
6.751 - 7.000	15.43	67	16,916,740.45	6.914	707	252,488.66	77.36	88.82	26.99	33.26
7.001 - 7.250	11.75	50	12,885,150.08	7.211	705	257,703.00	79.21	88.30	39.85	32.96
7.251 - 7.500	13.36	67	14,644,713.95	7.444	696	218,577.82	78.30	90.55	44.60	40.75
7.501 - 7.750	12.17	66	13,340,822.27	7.701	689	202,133.67	78.86	91.65	41.31	56.38
7.751 - 8.000	9.35	53	10,250,280.04	7.919	685	193,401.51	80.08	93.42	49.49	44.22
8.001 - 8.250	5.59	31	6,127,714.50	8.159	710	197,668.21	80.56	94.99	40.05	65.43
8.251 - 8.500	3.83	30	4,197,210.81	8.432	696	139,907.03	82.30	94.04	38.87	74.86
8.501 - 8.750	2.42	13	2,654,376.66	8.691	691	204,182.82	86.24	94.55	59.49	57.13
8.751 - 9.000	0.43	2	470,598.70	8.968	704	235,299.35	82.52	97.48	25.20	74.80
9.001 - 9.250	0.29	2	318,316.92	9.125	713	159,158.46	91.61	97.90	0.00	100.00
9.251 - 9.500	0.14	1	154,800.00	9.500	673	154,800.00	87.95	87.95	100.00	0.00
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 5.625%
Maximum: 9.500%
Weighted Average: 7.281%

Net Mortgage Rates of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Net Mortgage Rate (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
5.251 - 5.500	0.27%	1	$298,199.89	5.625%	705	$298,199.89	72.03%	72.03%	100.00%	0.00%
5.501 - 5.750	4.11	14	4,505,190.41	5.984	718	321,799.32	76.43	82.36	30.46	22.11
5.751 - 6.000	2.56	9	2,803,287.44	6.217	722	311,476.38	78.64	89.97	42.48	19.74
6.001 - 6.250	7.71	31	8,450,222.17	6.462	702	272,587.81	78.38	88.05	28.81	18.94
6.251 - 6.500	11.37	44	12,465,136.00	6.739	697	283,298.55	76.24	88.35	36.70	19.99
6.501 - 6.750	15.32	67	16,796,403.59	6.919	705	250,692.59	77.21	88.76	26.47	33.50
6.751 - 7.000	11.80	51	12,937,002.98	7.223	706	253,666.73	79.39	88.45	39.62	33.30
7.001 - 7.250	13.38	67	14,664,767.25	7.457	696	218,877.12	78.37	90.60	44.68	40.69
7.251 - 7.500	13.67	74	14,990,289.50	7.768	693	202,571.48	80.30	91.69	44.62	53.33
7.501 - 7.750	9.41	55	10,320,714.97	7.971	692	187,649.36	80.69	93.93	43.30	49.44
7.751 - 8.000	4.89	29	5,360,595.28	8.168	700	184,848.11	78.85	95.35	31.47	74.79
8.001 - 8.250	3.15	25	3,448,651.92	8.464	692	137,946.08	79.84	94.13	33.96	82.75
8.251 - 8.500	1.80	8	1,977,799.31	8.762	662	247,224.91	81.43	92.58	82.83	44.79
8.501 - 8.750	0.43	2	470,598.70	8.968	704	235,299.35	82.52	97.48	25.20	74.80
8.751 - 9.000	0.12	1	133,600.00	9.125	686	133,600.00	80.00	95.00	0.00	100.00
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 5.365%
Maximum: 8.865%
Weighted Average: 6.989%

Original Principal Balances of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Original	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Principal Balance ($)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
25,000.01 - 50,000.00	0.04%	1	$49,232.57	6.875%	727	$49,232.57	74.85%	90.00%	0.00%	0.00%
50,000.01 - 75,000.00	0.82	14	900,348.35	8.074	710	64,310.60	82.09	97.00	30.01	92.36
75,000.01 - 100,000.00	2.66	32	2,919,777.32	7.731	706	91,243.04	80.25	94.50	24.85	75.48
100,000.01 - 125,000.00	3.56	34	3,904,403.29	7.671	712	114,835.39	79.48	94.86	26.65	61.01
125,000.01 - 150,000.00	5.66	44	6,204,843.93	7.606	708	141,019.18	80.56	93.75	20.34	63.34
150,000.01 - 175,000.00	6.33	43	6,940,875.93	7.741	691	161,415.72	79.96	92.71	33.00	55.57
175,000.01 - 200,000.00	8.31	48	9,106,864.26	7.500	693	189,726.34	79.09	92.90	39.77	50.14
200,000.01 - 225,000.00	9.13	47	10,006,629.89	7.365	695	212,907.02	78.63	91.33	57.35	42.29
225,000.01 - 250,000.00	8.47	39	9,285,904.98	7.143	701	238,100.13	78.54	90.29	40.79	28.04
250,000.01 - 275,000.00	6.92	29	7,586,777.34	7.283	691	261,613.01	78.91	89.25	40.51	27.79
275,000.01 - 350,000.00	24.14	85	26,465,447.68	7.142	694	311,358.21	78.40	88.86	38.89	39.94
350,000.01 - 450,000.00	18.02	51	19,757,943.94	7.011	707	387,410.67	77.80	87.24	41.13	23.08
450,000.01 - 550,000.00	2.34	5	2,567,200.00	7.226	709	513,440.00	79.73	95.12	59.83	40.17
550,000.01 - 650,000.00	2.23	4	2,449,809.93	6.890	707	612,452.48	72.03	83.78	0.00	0.00
650,000.01 - 750,000.00	0.63	1	686,400.00	7.000	695	686,400.00	80.00	80.00	0.00	0.00
750,000.01 - 850,000.00	0.72	1	790,000.00	7.250	757	790,000.00	71.82	71.82	0.00	0.00
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: $49,400.00
Maximum: $790,000.00
Average: $229,426.22

Cut-off Date Principal Balances of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Cut-off Date	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Principal Balance ($)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
25,000.01 - 50,000.00	0.04%	1	$49,232.57	6.875%	727	$49,232.57	74.85%	90.00%	0.00%	0.00%
50,000.01 - 75,000.00	0.82	14	900,348.35	8.074	710	64,310.60	82.09	97.00	30.01	92.36
75,000.01 - 100,000.00	2.66	32	2,919,777.32	7.731	706	91,243.04	80.25	94.50	24.85	75.48
100,000.01 - 125,000.00	3.56	34	3,904,403.29	7.671	712	114,835.39	79.48	94.86	26.65	61.01
125,000.01 - 150,000.00	5.66	44	6,204,843.93	7.606	708	141,019.18	80.56	93.75	20.34	63.34
150,000.01 - 175,000.00	6.33	43	6,940,875.93	7.741	691	161,415.72	79.96	92.71	33.00	55.57
175,000.01 - 200,000.00	8.31	48	9,106,864.26	7.500	693	189,726.34	79.09	92.90	39.77	50.14
200,000.01 - 225,000.00	9.13	47	10,006,629.89	7.365	695	212,907.02	78.63	91.33	57.35	42.29
225,000.01 - 250,000.00	8.47	39	9,285,904.98	7.143	701	238,100.13	78.54	90.29	40.79	28.04
250,000.01 - 275,000.00	6.92	29	7,586,777.34	7.283	691	261,613.01	78.91	89.25	40.51	27.79
275,000.01 - 350,000.00	24.14	85	26,465,447.68	7.142	694	311,358.21	78.40	88.86	38.89	39.94
350,000.01 - 450,000.00	18.02	51	19,757,943.94	7.011	707	387,410.67	77.80	87.24	41.13	23.08
450,000.01 - 550,000.00	2.34	5	2,567,200.00	7.226	709	513,440.00	79.73	95.12	59.83	40.17
550,000.01 - 650,000.00	2.23	4	2,449,809.93	6.890	707	612,452.48	72.03	83.78	0.00	0.00
650,000.01 - 750,000.00	0.63	1	686,400.00	7.000	695	686,400.00	80.00	80.00	0.00	0.00
750,000.01 - 850,000.00	0.72	1	790,000.00	7.250	757	790,000.00	71.82	71.82	0.00	0.00
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: $49,232.57
Maximum: $790,000.00
Average: $229,335.69

Original Terms of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Original Term (months)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
360	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 360 Months
Maximum: 360 Months
Weighted Average: 360 Months

Stated Remaining Terms of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Stated	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Remaining Term (months)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
Greater than or equal to 340	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 349 Months
Maximum: 360 Months
Weighted Average: 358 Months

Months Since Origination of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Months Since Origination	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
0	0.71%	4	$773,820.00	7.193%	683	$193,455.00	78.79%	94.11%	0.00%	25.85%
1	16.60	74	18,192,824.65	7.111	702	245,848.98	77.78	89.72	29.25	36.70
2	37.11	169	40,685,330.48	7.184	704	240,741.60	79.09	90.09	31.83	34.89
3	31.88	156	34,952,850.48	7.367	694	224,056.73	78.89	90.33	54.51	42.56
4 - 6	13.19	73	14,460,383.49	7.530	702	198,087.45	77.95	90.15	30.70	46.58
7 - 9	0.17	1	191,800.00	8.375	628	191,800.00	70.00	95.00	0.00	100.00
10 - 12	0.33	1	365,450.31	7.990	604	365,450.31	69.96	69.96	0.00	0.00
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 0 Months
Maximum: 11 Months
Weighted Average: 2 Months

Original Interest Only Term of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
Original	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Interest Only Term	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
(months)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
0	26.86%	145	$29,446,749.53	7.401%	692	$203,081.03	80.07%	88.26%	50.40%	33.86%
60	12.61	49	13,819,265.96	6.830	706	282,025.84	76.60	87.49	20.35	32.67
120	60.53	284	66,356,443.92	7.321	701	233,649.45	78.38	91.43	36.34	42.78
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Non-zero Minimum: 60 Months
Maximum: 120 Months
Non-zero Weighted Average: 110 Months

Original Prepay Penalty Term of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Original Prepay	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Penalty Term (months)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
0	29.13%	131	$31,932,442.70	7.163%	704	$243,759.10	77.93%	90.43%	23.74%	34.61%
6	2.93	16	3,209,837.05	7.541	701	200,614.82	76.06	88.79	47.34	63.13
7	0.16	1	172,000.00	7.875	0	172,000.00	80.00	100.00	0.00	0.00
12	14.21	72	15,577,219.56	7.586	703	216,350.27	80.07	91.46	47.31	54.39
24	7.44	32	8,159,166.87	7.241	697	254,973.96	76.96	89.51	45.86	30.91
30	0.25	1	274,400.00	6.875	673	274,400.00	80.00	100.00	0.00	0.00
36	45.88	225	50,297,393.23	7.251	696	223,543.97	79.00	89.53	42.86	37.39
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Non-zero Minimum: 6 Months
Maximum: 36 Months
Non-zero Weighted Average (Original Prepay Penalty Term): 29 Months
Non-zero Weighted Average (Remaining Prepay Penalty Term): 26 Months

Credit Scores of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Credit Scores	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
Less than or equal to 0	0.87%	4	$954,236.59	7.850%	0	$238,559.15	67.00%	81.85%	81.98%	0.00%
601 - 620	0.81	4	893,239.49	7.420	612	223,309.87	76.71	83.37	10.70	0.00
621 - 640	10.42	48	11,422,754.15	7.442	632	237,974.04	76.80	86.25	60.35	12.96
641 - 660	10.19	48	11,165,328.43	7.278	650	232,611.01	77.95	89.47	56.70	14.60
661 - 680	13.55	66	14,851,422.25	7.353	669	225,021.55	79.33	90.76	39.14	27.18
681 - 700	15.19	75	16,653,621.37	7.272	689	222,048.28	79.00	89.93	37.39	46.69
701 - 720	16.33	78	17,905,212.43	7.279	709	229,554.01	78.40	93.27	38.45	53.87
721 - 740	10.94	55	11,992,456.77	7.225	731	218,044.67	78.79	92.47	17.38	58.38
741 - 760	12.41	54	13,606,228.09	7.185	751	251,967.19	78.96	89.27	33.64	42.50
761 - 780	6.06	28	6,648,189.70	7.027	767	237,435.35	80.17	86.46	29.84	43.60
781 - 800	2.66	14	2,920,820.16	7.298	792	208,630.01	82.10	91.74	3.24	73.30
Greater than or equal to 801	0.56	4	608,949.98	7.642	805	152,237.50	78.24	93.07	0.00	79.47
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Non-zero Minimum: 604
Maximum: 807
Non-zero Weighted Average: 700

Original Loan-to-Value Ratios of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Original	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Loan-to-Value Ratio (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
50.01 - 55.00	0.52%	1	$570,000.00	6.750%	694	$570,000.00	51.12%	63.90%	0.00%	0.00%
55.01 - 60.00	0.93	4	1,018,441.49	7.374	643	254,610.37	59.91	81.52	100.00	0.00
60.01 - 65.00	1.75	7	1,916,676.55	6.836	697	273,810.94	64.95	89.33	62.19	70.40
65.01 - 70.00	7.70	38	8,438,193.09	7.135	687	222,057.71	69.84	80.53	36.16	64.85
70.01 - 75.00	12.34	55	13,526,368.32	6.980	702	245,933.97	74.14	83.26	36.92	36.07
75.01 - 80.00	69.88	334	76,608,991.32	7.298	700	229,368.24	79.78	92.42	35.20	37.80
80.01 - 85.00	0.55	3	599,273.35	7.894	656	199,757.78	84.64	84.64	100.00	0.00
85.01 - 90.00	3.78	18	4,148,883.87	7.767	695	230,493.55	89.65	89.65	74.48	9.07
90.01 - 95.00	0.58	3	634,634.45	8.058	742	211,544.82	94.43	94.43	87.67	12.33
95.01 - 100.00	1.97	15	2,160,996.97	8.283	738	144,066.46	99.90	99.90	13.60	81.54
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 51.12%
Maximum: 100.00%
Weighted Average: 78.61%

Documentation Type of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Documentation Type	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
Full	10.97%	66	$12,023,570.69	7.314%	720	$182,175.31	82.66%	95.47%	0.00%	54.18%
Alternate	1.10	6	1,206,232.57	6.701	725	201,038.76	81.53	97.81	0.00	0.00
Reduced	49.83	231	54,627,574.08	7.222	704	236,483.00	77.69	90.62	0.00	47.33
Stated/Stated	10.58	53	11,602,796.96	7.298	703	218,920.70	77.87	91.18	100.00	45.71
No Ratio	20.03	85	21,956,844.62	7.297	681	258,315.82	79.75	86.91	100.00	19.47
No Doc	7.49	37	8,205,440.49	7.642	680	221,768.66	76.32	84.43	100.00	11.29
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Loan Purpose of the Group II-1 Mortgage Loans

	Pct. Of						Weighted		Weighted
	Pool By	Number		Weighted	Non-zero		Avg.		Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original		Combined	Pct.	Pct.
Loan Purpose	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV		LTV	LoDoc	Investor
Purchase	35.82%	212	$39,267,303.67	7.532%	715		$185,223.13	79.69%	96.16%	13.12%	71.54%
Refi-Rate/Term	15.93	61	17,468,154.83	6.819	703		286,363.19	79.02	89.06	34.16	16.51
Refi-Cash Out	48.24	205	52,887,000.91	7.247	687		257,985.37	77.67	85.91	57.95	22.50
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700		$229,335.69	78.61%	90.08%	38.10%	39.11%

Occupancy Status of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Occupancy Status	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
Owner Occupied	52.79%	218	$57,874,088.45	7.078%	686	$265,477.47	78.91%	89.05%	49.23%	0.00%
Second Home	8.09	39	8,873,183.58	7.403	717	227,517.53	77.17	90.00	31.20	0.00
Investor	39.11	221	42,875,187.38	7.529	715	194,005.37	78.50	91.49	24.50	100.00
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Property Type of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Property Type	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
PUD	22.98%	111	$25,189,803.09	7.298%	703	$226,935.16	78.71%	91.19%	40.49%	39.42%
Single Family	45.13	217	49,474,096.21	7.151	688	227,991.23	78.55	89.28	44.97	25.27
Condo (Low Rise)	13.16	78	14,428,491.85	7.470	719	184,980.66	79.14	90.17	25.39	55.92
Condo (High Rise)	1.49	6	1,637,308.82	7.637	688	272,884.80	79.11	90.73	32.18	35.89
Condotel	0.27	1	299,250.00	7.375	730	299,250.00	70.00	70.00	0.00	100.00
2-Family	6.52	28	7,145,436.76	7.443	711	255,194.17	80.32	95.83	23.05	65.91
3-Family	4.31	15	4,723,359.17	7.269	705	314,890.61	77.69	88.46	31.34	39.37
4-Family	5.98	21	6,555,913.51	7.512	716	312,186.36	76.49	87.14	27.91	75.04
Townhouse	0.15	1	168,800.00	7.625	676	168,800.00	80.00	100.00	100.00	0.00
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Geographic Distribution of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Location	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
California	22.79%	74	$24,982,349.98	6.933%	705	$337,599.32	77.35%	86.07%	30.28%	21.74%
Florida	15.83	86	17,352,999.42	7.521	693	201,779.06	79.48	87.06	67.95	34.41
Nevada	14.70	69	16,111,721.15	7.387	710	233,503.21	78.24	92.74	23.60	58.00
Maryland	5.52	24	6,048,536.21	7.030	672	252,022.34	78.48	87.75	60.95	18.98
Virginia	4.68	19	5,130,748.21	7.175	705	270,039.38	81.21	89.85	51.77	33.01
Illinois	4.46	25	4,889,523.75	7.868	709	195,580.95	82.87	97.03	17.92	76.55
Arizona	4.35	24	4,771,019.81	7.248	688	198,792.49	76.67	89.72	31.97	32.24
New York	3.31	10	3,624,105.80	7.079	707	362,410.58	77.19	92.90	29.46	59.21
Washington	2.95	15	3,229,050.79	6.985	713	215,270.05	78.47	90.25	34.95	34.36
Colorado	2.89	16	3,170,268.72	7.197	694	198,141.80	77.86	97.92	26.26	61.43
Other	18.53	116	20,312,135.57	7.482	695	175,104.62	78.90	92.91	33.64	43.33
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%

Months to Next Rate Adjustment Date of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Months to	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Next Rate Adjustment	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
4 - 6	0.88%	3	$967,668.45	6.496%	718	$322,556.15	80.00%	94.63%	42.99%	0.00%
13 - 24	4.89	23	5,362,010.87	7.511	687	233,130.91	75.89	88.63	43.21	50.65
25 - 36	10.29	50	11,284,510.50	6.995	694	225,690.21	77.46	90.58	57.44	22.81
37 - 60	74.93	365	82,142,412.03	7.364	701	225,047.70	78.80	90.37	36.78	42.80
61 - 84	7.05	30	7,723,073.88	6.926	695	257,435.80	79.74	88.10	24.94	23.57
85 - 120	1.95	7	2,142,783.68	6.650	700	306,111.95	79.30	85.12	19.16	28.50
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 4 Months
Maximum: 119 Months
Weighted Average: 56 Months

First Periodic Rate Cap of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Months to	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Next Rate Adjustment	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
1.751 - 2.000	0.62%	2	$674,299.89	5.904%	690	$337,149.95	75.83%	86.99%	44.22%	0.00%
2.751 - 3.000	13.12	58	14,384,554.76	7.127	696	248,009.56	76.08	90.49	38.42	39.15
4.751 - 5.000	43.87	218	48,088,592.93	7.309	704	220,589.88	78.23	92.22	22.20	50.50
5.751 - 6.000	42.40	200	46,475,011.83	7.320	697	232,375.06	79.82	87.79	54.36	27.88
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 2.000%
Maximum: 6.000%
Weighted Average: 5.143%

Subsequent Periodic Rate Cap of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
Subsequent Periodic	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Rate Cap (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
0.751 - 1.000	53.38%	264	$58,515,099.27	7.312%	700	$221,648.10	77.75%	92.69%	26.93%	50.34%
1.751 - 2.000	46.62	214	51,107,360.14	7.245	699	238,819.44	79.59	87.10	50.89	26.26
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 1.000%
Maximum: 2.000%
Weighted Average: 1.466%

Lifetime Rate Cap of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Lifetime Rate Cap (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
4.751 - 5.000	45.65%	227	$50,046,701.56	7.297%	703	$220,470.05	78.33%	92.14%	24.27%	48.66%
5.001 - 5.250	0.16	1	172,000.00	7.875	N/A	172,000.00	80.00	100.00	0.00	0.00
5.751 - 6.000	54.19	250	59,403,757.85	7.266	697	237,615.03	78.83	88.32	49.86	31.18
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 5.000%
Maximum: 6.000%
Weighted Average: 5.542%

Gross Margin of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Gross Margin (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
2.001 - 2.250	42.26%	207	$46,321,754.85	7.343%	708	$223,776.59	78.05%	91.55%	28.43%	48.56%
2.251 - 2.500	12.11	46	13,271,110.47	6.691	699	288,502.40	76.63	86.84	15.23	36.19
2.501 - 2.750	9.55	40	10,468,569.32	7.242	703	261,714.23	77.45	93.13	31.85	33.52
2.751 - 3.000	15.42	80	16,905,933.60	7.385	684	211,324.17	79.12	85.85	70.21	29.33
3.001 - 3.250	1.39	6	1,518,993.45	6.563	729	253,165.58	78.62	87.15	13.82	13.82
3.251 - 3.500	8.40	42	9,213,438.51	7.465	689	219,367.58	79.39	86.50	55.17	40.35
3.501 - 3.750	0.91	8	997,375.95	8.612	749	124,671.99	98.56	99.64	0.00	100.00
3.751 - 4.000	3.58	17	3,924,934.39	7.139	679	230,878.49	80.72	91.94	68.96	0.00
4.001 - 4.250	0.67	5	732,835.68	7.742	689	146,567.14	83.05	87.33	76.25	25.50
4.251 - 4.500	1.24	5	1,360,543.48	8.085	695	272,108.70	89.13	94.49	66.01	15.79
4.501 - 4.750	0.11	1	119,200.00	8.500	678	119,200.00	80.00	95.00	0.00	0.00
4.751 - 5.000	4.13	19	4,530,254.61	7.420	692	238,434.45	79.15	96.43	42.28	38.08
5.251 - 5.500	0.23	2	257,515.10	7.310	664	128,757.55	77.60	98.79	0.00	23.89
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 2.250%
Maximum: 5.375%
Weighted Average: 2.784%

Minimum Mortgage Rates of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Minimum Rate (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
0.751 - 1.000	0.18%	1	$194,549.99	7.375%	760	$194,549.99	80.00%	99.98%	0.00%	100.00%
2.001 - 2.250	39.17	189	42,943,849.46	7.312	710	227,216.13	78.03	91.43	27.23	48.48
2.251 - 2.500	13.32	53	14,605,760.10	6.760	695	275,580.38	76.87	87.12	16.63	34.14
2.501 - 2.750	10.61	46	11,629,362.93	7.292	703	252,812.24	77.38	93.41	36.45	35.40
2.751 - 3.000	14.93	79	16,368,236.40	7.371	683	207,192.87	79.09	85.75	70.44	31.06
3.001 - 3.250	1.75	8	1,916,591.44	6.974	725	239,573.93	78.90	89.47	10.96	31.70
3.251 - 3.500	8.56	43	9,378,232.68	7.481	689	218,098.43	79.31	86.30	55.95	41.39
3.501 - 3.750	0.91	8	997,375.95	8.612	749	124,671.99	98.56	99.64	0.00	100.00
3.751 - 4.000	3.58	17	3,924,934.39	7.139	679	230,878.49	80.72	91.94	68.96	0.00
4.001 - 4.250	0.67	5	732,835.68	7.742	689	146,567.14	83.05	87.33	76.25	25.50
4.251 - 4.500	1.24	5	1,360,543.48	8.085	695	272,108.70	89.13	94.49	66.01	15.79
4.501 - 4.750	0.40	2	442,971.32	7.952	720	221,485.66	80.00	84.04	0.00	0.00
4.751 - 5.000	4.44	20	4,869,700.49	7.452	693	243,485.02	79.21	96.68	46.31	35.43
5.251 - 5.500	0.23	2	257,515.10	7.310	664	128,757.55	77.60	98.79	0.00	23.89
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 1.000%
Maximum: 5.375%
Weighted Average: 2.807%

Maximum Mortgage Rates of the Group II-1 Mortgage Loans

	Pct. Of			Weighted	Non-zero		Weighted	Weighted
	Pool By	Number		Avg.	Weighted		Avg.	Avg.
	Principal	of	Principal	Gross	Avg.	Avg.	Original	Combined	Pct.	Pct.
Maximum Rate (%)	Balance	Loans	Balance	Coupon	FICO	Balance	LTV	LTV	LoDoc	Investor
10.751 - 11.000	3.53%	11	$3,874,222.53	5.988%	719	$352,202.05	75.85%	81.87%	24.96%	25.71%
11.001 - 11.250	0.74	3	810,899.99	6.250	713	270,300.00	78.94	92.63	0.00	40.94
11.251 - 11.500	3.60	13	3,951,882.28	6.448	702	303,990.94	78.06	87.19	28.67	20.46
11.501 - 11.750	4.06	14	4,448,779.07	6.636	699	317,769.93	74.86	84.06	11.76	11.31
11.751 - 12.000	6.94	31	7,603,147.34	6.845	702	245,262.82	78.01	88.59	16.53	30.17
12.001 - 12.250	5.62	23	6,157,560.43	6.949	710	267,720.02	78.70	92.02	27.52	36.02
12.251 - 12.500	10.18	51	11,163,778.17	7.026	704	218,897.61	78.53	91.33	31.96	37.89
12.501 - 12.750	12.41	62	13,608,270.24	7.121	695	219,488.23	77.01	93.37	37.40	44.05
12.751 - 13.000	14.80	73	16,220,458.58	7.298	708	222,198.06	77.88	92.09	35.87	44.61
13.001 - 13.250	10.89	52	11,935,411.79	7.495	707	229,527.15	79.50	89.71	40.48	45.82
13.251 - 13.500	9.60	52	10,525,903.71	7.678	689	202,421.23	78.24	89.49	54.97	42.45
13.501 - 13.750	7.55	36	8,271,160.21	7.790	685	229,754.45	79.09	87.58	56.69	49.33
13.751 - 14.000	3.95	20	4,326,382.45	8.008	662	216,319.12	81.30	88.27	68.64	22.68
14.001 - 14.250	2.28	11	2,496,279.81	8.160	700	226,934.53	81.67	89.43	73.59	31.68
14.251 - 14.500	1.60	12	1,759,232.77	8.441	709	146,602.73	85.98	95.15	29.98	68.38
14.501 - 14.750	1.71	10	1,877,374.42	8.693	695	187,737.44	87.98	93.25	42.73	50.63
14.751 - 15.000	0.11	1	118,598.70	8.875	661	118,598.70	90.00	90.00	100.00	0.00
15.001 - 15.250	0.29	2	318,316.92	9.125	713	159,158.46	91.61	97.90	0.00	100.00
15.251 - 15.500	0.14	1	154,800.00	9.500	673	154,800.00	87.95	87.95	100.00	0.00
Total/Weighted Average:	100.00%	478	$109,622,459.41	7.281%	700	$229,335.69	78.61%	90.08%	38.10%	39.11%
Minimum: 10.875%
Maximum: 15.500%
Weighted Average: 12.823%

ANNEX G
FORWARD LIBOR CURVES

Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
1	5.324	5.384	5.377	51	5.089	5.162	5.234
2	5.348	5.373	5.349	52	5.097	5.167	5.235
3	5.341	5.355	5.322	53	5.105	5.171	5.236
4	5.336	5.330	5.292	54	5.111	5.173	5.237
5	5.315	5.299	5.259	55	5.115	5.173	5.236
6	5.288	5.264	5.226	56	5.119	5.173	5.236
7	5.267	5.229	5.197	57	5.119	5.170	5.236
8	5.231	5.188	5.167	58	5.119	5.168	5.237
9	5.190	5.151	5.140	59	5.118	5.165	5.239
10	5.153	5.116	5.116	60	5.114	5.164	5.241
11	5.113	5.080	5.093	61	5.110	5.163	5.244
12	5.073	5.053	5.076	62	5.108	5.164	5.250
13	5.033	5.030	5.062	63	5.106	5.167	5.255
14	5.006	5.011	5.049	64	5.106	5.170	5.262
15	4.983	4.999	5.040	65	5.108	5.176	5.270
16	4.957	4.986	5.033	66	5.110	5.181	5.278
17	4.946	4.977	5.027	67	5.114	5.189	5.286
18	4.940	4.970	5.024	68	5.120	5.199	5.296
19	4.930	4.966	5.021	69	5.126	5.207	5.304
20	4.921	4.960	5.020	70	5.136	5.217	5.311
21	4.913	4.956	5.020	71	5.145	5.229	5.319
22	4.905	4.954	5.022	72	5.156	5.238	5.325
23	4.904	4.952	5.023	73	5.169	5.246	5.330
24	4.906	4.952	5.027	74	5.178	5.255	5.334
25	4.903	4.953	5.033	75	5.188	5.262	5.336
26	4.901	4.955	5.038	76	5.195	5.266	5.338
27	4.899	4.959	5.044	77	5.203	5.270	5.339
28	4.897	4.964	5.053	78	5.208	5.272	5.339
29	4.903	4.970	5.061	79	5.213	5.273	5.339
30	4.909	4.977	5.069	80	5.215	5.272	5.339
31	4.915	4.987	5.079	81	5.216	5.270	5.339
32	4.922	4.996	5.087	82	5.217	5.268	5.340
33	4.928	5.004	5.097	83	5.215	5.266	5.342
34	4.935	5.015	5.107	84	5.213	5.265	5.345
35	4.946	5.025	5.116	85	5.210	5.264	5.350
36	4.961	5.035	5.125	86	5.205	5.265	5.355
37	4.973	5.044	5.134	87	5.205	5.268	5.361
38	4.978	5.052	5.141	88	5.205	5.271	5.369
39	4.987	5.061	5.149	89	5.207	5.278	5.378
40	4.995	5.069	5.159	90	5.209	5.284	5.386
41	5.003	5.077	5.167	91	5.214	5.294	5.396
42	5.012	5.084	5.176	92	5.220	5.303	5.406
43	5.020	5.093	5.185	93	5.227	5.312	5.415
44	5.027	5.100	5.193	94	5.236	5.324	5.424
45	5.035	5.108	5.202	95	5.246	5.335	5.431
46	5.042	5.117	5.209	96	5.260	5.346	5.437
47	5.049	5.126	5.216	97	5.273	5.357	5.443
48	5.057	5.136	5.222	98	5.283	5.365	5.446
49	5.067	5.145	5.227	99	5.295	5.372	5.448
50	5.077	5.154	5.231	100	5.304	5.378	5.450

ANNEX G (continued)
FORWARD LIBOR CURVES

Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
101	5.311	5.381	5.449	151	5.428	5.496	5.582
102	5.317	5.382	5.449	152	5.429	5.500	5.585
103	5.321	5.383	5.449	153	5.431	5.502	5.588
104	5.324	5.380	5.448	154	5.435	5.505	5.591
105	5.325	5.377	5.448	155	5.437	5.508	5.593
106	5.323	5.374	5.446	156	5.441	5.512	5.595
107	5.320	5.371	5.447	157	5.445	5.514	5.598
108	5.317	5.369	5.449	158	5.447	5.517	5.598
109	5.311	5.368	5.450	159	5.451	5.519	5.599
110	5.308	5.368	5.454	160	5.453	5.522	5.602
111	5.308	5.371	5.457	161	5.455	5.523	5.602
112	5.306	5.372	5.462	162	5.457	5.523	5.603
113	5.307	5.375	5.467	163	5.459	5.525	5.605
114	5.309	5.381	5.474	164	5.460	5.525	5.605
115	5.312	5.386	5.479	165	5.461	5.524	5.606
116	5.316	5.392	5.485	166	5.461	5.526	5.606
117	5.321	5.399	5.492	167	5.461	5.527	5.607
118	5.327	5.406	5.497	168	5.462	5.528	5.607
119	5.335	5.412	5.503	169	5.462	5.529	5.607
120	5.343	5.419	5.509	170	5.463	5.530	5.607
121	5.350	5.424	5.514	171	5.467	5.532	5.606
122	5.355	5.430	5.520	172	5.467	5.532	5.606
123	5.362	5.436	5.524	173	5.469	5.532	5.605
124	5.367	5.440	5.528	174	5.469	5.531	5.604
125	5.373	5.445	5.532	175	5.469	5.530	5.602
126	5.377	5.449	5.537	176	5.468	5.528	5.601
127	5.381	5.453	5.542	177	5.467	5.526	5.601
128	5.386	5.458	5.546	178	5.466	5.525	5.599
129	5.389	5.460	5.550	179	5.464	5.522	5.598
130	5.393	5.465	5.554	180	5.462	5.522	5.597
131	5.396	5.469	5.558	181	5.460	5.520	5.595
132	5.399	5.475	5.560	182	5.458	5.519	5.595
133	5.406	5.479	5.563	183	5.459	5.521	5.594
134	5.410	5.484	5.565	184	5.457	5.519	5.593
135	5.417	5.489	5.566	185	5.457	5.518	5.592
136	5.421	5.491	5.567	186	5.456	5.518	5.592
137	5.425	5.494	5.567	187	5.455	5.516	5.590
138	5.428	5.493	5.567	188	5.455	5.515	5.589
139	5.430	5.494	5.567	189	5.453	5.514	5.588
140	5.432	5.494	5.567	190	5.452	5.513	5.587
141	5.432	5.491	5.566	191	5.452	5.511	5.586
142	5.432	5.490	5.566	192	5.450	5.511	5.585
143	5.430	5.489	5.567	193	5.450	5.509	5.584
144	5.428	5.488	5.567	194	5.447	5.508	5.584
145	5.427	5.487	5.568	195	5.448	5.509	5.583
146	5.424	5.487	5.570	196	5.446	5.507	5.581
147	5.425	5.489	5.572	197	5.447	5.507	5.580
148	5.424	5.490	5.574	198	5.444	5.505	5.579
149	5.425	5.492	5.577	199	5.444	5.505	5.578
150	5.426	5.494	5.580	200	5.443	5.505	5.577
ANNEX G (continued)
FORWARD LIBOR CURVES

Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
201	5.441	5.501	5.575	251	5.378	5.436	5.508
202	5.441	5.501	5.574	252	5.377	5.436	5.507
203	5.440	5.499	5.573	253	5.376	5.434	5.505
204	5.439	5.498	5.572	254	5.374	5.432	5.505
205	5.439	5.497	5.570	255	5.374	5.432	5.503
206	5.435	5.496	5.569	256	5.372	5.430	5.500
207	5.435	5.495	5.567	257	5.372	5.429	5.499
208	5.434	5.494	5.566	258	5.369	5.427	5.497
209	5.433	5.493	5.566	259	5.368	5.426	5.496
210	5.431	5.491	5.564	260	5.367	5.426	5.495
211	5.431	5.491	5.562	261	5.365	5.423	5.493
212	5.429	5.489	5.561	262	5.364	5.421	5.492
213	5.428	5.487	5.560	263	5.363	5.420	5.491
214	5.427	5.486	5.558	264	5.361	5.418	5.488
215	5.425	5.484	5.557	265	5.361	5.417	5.487
216	5.424	5.483	5.555	266	5.357	5.415	5.485
217	5.424	5.481	5.555	267	5.357	5.415	5.484
218	5.421	5.480	5.552	268	5.355	5.413	5.482
219	5.421	5.480	5.551	269	5.355	5.412	5.480
220	5.420	5.478	5.550	270	5.352	5.410	5.479
221	5.418	5.477	5.548	271	5.351	5.409	5.477
222	5.416	5.475	5.547	272	5.350	5.408	5.476
223	5.416	5.476	5.545	273	5.348	5.404	5.473
224	5.414	5.473	5.544	274	5.347	5.403	5.472
225	5.412	5.470	5.542	275	5.345	5.401	5.470
226	5.411	5.469	5.541	276	5.343	5.399	5.468
227	5.409	5.468	5.539	277	5.342	5.397	5.466
228	5.409	5.466	5.537	278	5.339	5.395	5.464
229	5.407	5.464	5.536	279	5.338	5.395	5.463
230	5.404	5.463	5.534	280	5.336	5.393	5.461
231	5.404	5.462	5.533	281	5.335	5.392	5.460
232	5.402	5.461	5.532	282	5.333	5.389	5.457
233	5.401	5.459	5.530	283	5.332	5.388	5.455
234	5.399	5.457	5.528	284	5.330	5.386	5.453
235	5.398	5.457	5.528	285	5.328	5.383	5.451
236	5.396	5.455	5.526	286	5.327	5.381	5.449
237	5.395	5.452	5.524	287	5.324	5.379	5.447
238	5.393	5.451	5.523	288	5.323	5.378	5.445
239	5.391	5.449	5.522	289	5.321	5.375	5.444
240	5.391	5.448	5.521	290	5.318	5.373	5.441
241	5.389	5.447	5.519	291	5.317	5.372	5.439
242	5.386	5.446	5.518	292	5.315	5.370	5.438
243	5.387	5.446	5.518	293	5.313	5.368	5.435
244	5.385	5.445	5.516	294	5.311	5.366	5.433
245	5.385	5.444	5.515	295	5.310	5.365	5.432
246	5.384	5.442	5.515	296	5.307	5.362	5.429
247	5.382	5.442	5.513	297	5.305	5.359	5.427
248	5.381	5.440	5.512	298	5.303	5.359	5.426
249	5.380	5.438	5.511	299	5.301	5.356	5.423
250	5.379	5.438	5.509	300	5.300	5.354	5.422
ANNEX G (continued)
FORWARD LIBOR CURVES

Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
301	5.297	5.352	5.420	331	5.246	5.300	5.366
302	5.295	5.350	5.418	332	5.245	5.300	5.364
303	5.294	5.349	5.416	333	5.242	5.296	5.362
304	5.292	5.347	5.414	334	5.241	5.294	5.360
305	5.290	5.346	5.412	335	5.239	5.292	5.359
306	5.289	5.344	5.410	336	5.237	5.291	5.356
307	5.287	5.342	5.409	337	5.237	5.289	5.355
308	5.285	5.341	5.407	338	5.233	5.287	5.353
309	5.283	5.338	5.406	339	5.232	5.286	5.351
310	5.282	5.337	5.403	340	5.230	5.284	5.350
311	5.280	5.334	5.402	341	5.229	5.283	5.349
312	5.279	5.333	5.400	342	5.227	5.280	5.346
313	5.277	5.331	5.398	343	5.225	5.279	5.344
314	5.274	5.329	5.396	344	5.223	5.278	5.343
315	5.274	5.329	5.394	345	5.221	5.275	5.340
316	5.271	5.326	5.392	346	5.221	5.273	5.339
317	5.270	5.325	5.391	347	5.218	5.271	5.337
318	5.268	5.323	5.390	348	5.217	5.270	5.335
319	5.266	5.321	5.387	349	5.215	5.268	5.334
320	5.265	5.320	5.385	350	5.212	5.266	5.331
321	5.263	5.317	5.383	351	5.211	5.265	5.329
322	5.261	5.315	5.382	352	5.210	5.263	5.327
323	5.260	5.313	5.380	353	5.208	5.261	5.325
324	5.258	5.312	5.378	354	5.206	5.259	5.323
325	5.256	5.310	5.376	355	5.205	5.259	5.321
326	5.253	5.308	5.376	356	5.203	5.256	5.318
327	5.253	5.308	5.374	357	5.200	5.253	5.316
328	5.251	5.305	5.371	358	5.199	5.251	5.315
329	5.250	5.304	5.369	359	5.197	5.249	5.312
330	5.247	5.302	5.367	360	5.197	5.247	5.309
				361	5.193	5.244	5.307

Nomura Contacts
ARMs DESK
Contact	Phone	Fax	Email
Brett Marvin	212-667-1888	646-587-1888	bmarvin@us.nomura.com
Managing Director

Brian Murphy	212-667-1888	646-587-8960	brmurphy@us.nomura.com
Director
STRUCTURING
Contact	Phone	Fax	Email
Brian Lin	212-667-1888	646-587-9118	brianlin@us.nomura.com
Director
Tei Onaka Assistant Vice President	212-667-1888	646-587-9899	tonaka@us.nomura.com
COLLATERAL
Contact	Phone	Fax	Email
Su Kim	212-667-1888	646-587-8618	skim@us.nomura.com
Assistant Vice President
TRANSACTION MANAGEMENT
Contact	Phone	Fax	Email
John Graham	212-667-2376	646-587-9592	jgraham@us.nomura.com
Managing Director

Jeane Leschak	212-667-2316	646-587-9212	jleschak@us.nomura.com
Director

Kara Stairiker	212-667-9701	646-587-9701	kstairiker@us.nomura.com

RBS Greenwich Capital Contacts
ARMs DESK
Contact	Phone	Fax	Email
Johan Eveland	203-625-6160		evelanj@rbsgc.com
Managing Director

Jesse Litvak	203-625-6160		litvakj@rbsgc.com
Senior Vice President

Stu Kronick	203-625-6160		kronics@rbsgc.com
Senior Vice President
STRUCTURING
Contact	Phone	Fax	Email
Max Jaeger	203-618-2290	203-422-4470	jaegerm@rbsgc.com
Associate
TRANSACTION MANAGEMENT
Contact	Phone	Fax	Email
Adam Smith	203-618-2271	203-422-4497	smithad@rbsgc.com
Senior Vice President

Mike McKeever	203-618-2237	203-422-4437	mckeevm@rbsgc.com
Associate

Sean Curran	203-618-2426	203-422-4690	currans@rbsgc.com
Analyst